                                                                     EXHIBIT 3.1


                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       ________________________________

          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "JACKSON HOLDING COMPANY", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 1995, AT 9 O'CLOCK A.M.



                       (SEAL)                /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


2326979   8100                               AUTHENTICATION:  9023384

981139885                                              DATE:  04-13-98

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            JACKSON HOLDING COMPANY


     1. The Certificate of Incorporation of Jackson Holding Company (the "Corporation") was filed in the Office of the Secretary of State on February 24, 1993, under the name of JHC, Inc.

     2. In the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), does hereby certify resolutions were duly adopted by the Board of Directors of the Corporation duly adopting this Amended and Restated Certificate of Incorporation.

     3. Pursuant to the provisions of Section 103(d) of the GCL, this Amended and Restated Certificate of Incorporation is not to become effective until 9:00 AM EDT on August 17, 1995 (the "Effective Date").

     4. The text of the Certificate of Incorporation, as amended and restated herein, shall, at the Effective Date read as follows:

     FIRST:  The name of the Corporation is "Jackson Holding Company."
     -----

     SECOND:  The address of the Corporation's registered office in the State of
     ------
Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  The nature or purpose of the business to be conducted or promoted
     -----
by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

     FOURTH: The total number of shares of stock which the Corporation shall
     ------
have authority to issue is sixteen million, two hundred thousand (16,200,000) shares, consisting of:

          (i) Ten million (10,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");
                                --------------------

          (ii) Four million, five hundred thousand (4,500,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock");
                                                    --------------------

          (iii) One million, five hundred thousand (1,500,000) shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock";
                                                    --------------------
     together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"); and
      ------------

          (iv) Two hundred thousand (200,000) shares of Serial Preferred Stock, par value $.01 per share (the "Preferred Stock").
                                    ---------------

     A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows


     1.  Common Stock.
         ------------

          (a)  Dividends.  All shares of Common Stock of the Corporation shall
               ---------
     be of equal rank and shall be identical, except as hereinafter specifically set forth. No dividend or other distribution shall be paid upon, or declared or set apart for, any share of any class of Common Stock of the Corporation for any dividend period unless at the same time a dividend or distribution for the same period shall be paid upon, or declared and set apart for, all shares of each other class of Common Stock then issued and outstanding, in the same amount with respect to each issued and outstanding share of Common Stock, as though all shares of Common Stock were of a single class, except that the Corporation may at any time concurrently declare and pay an equal dividend, on a share for share basis, in each respective class of Common Stock in shares of such class of Common Stock.

          (b)  Liquidation Rights.  In the event of a voluntary or involuntary
               ------------------
     liquidation, dissolution or winding-up of the Corporation, the holders of each class of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of all classes of Common Stock then issued and outstanding as though all such shares were of a single class.

          (c)  Corporate Event.  There shall be no increase, decrease or other
               ---------------
     alteration of the issued and outstanding shares of any class of Common Stock of the Corporation by or as a result of any stock split, stock dividend, combination of shares, recapitalization, reclassification, merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, liquidation, dissolution or other similar corporate transaction (each, a "Corporate Event") unless at the same time
                                     ---------------
     the shares of the other class or classes of Common Stock then issued and outstanding are also increased, decreased or otherwise altered, as the case may be, in the same manner and to the same extent. Without limiting the generality of the foregoing, the number of shares of each class of Common Stock issued and outstanding immediately following any such Corporate Event shall bear the same ratio to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event as the number of shares of each other class of Common Stock issued and outstanding immediately following such Corporate Event shall bear to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event.

          (d)  Voting Rights.  The holders of Class A Common Stock and Class C
               -------------
     Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by this Certificate of Incorporation or law; provided, that as soon as any holder of Class C Common Stock who has
          --------
     been employed by the Corporation or a subsidiary of the Corporation (a "Management Holder") ceases to be employed by the Corporation or a
      -----------------
     subsidiary of the Corporation for any reason ("Terminated Management
                                                    ---------------------
     Holder"), such Terminated Management Holder's right to cast votes shall
     ------
     thereupon terminate, and any Person who was transferred Class C Common Stock from such Terminated Management Holder shall have no voting rights once such Terminated Management Holder ceases to be employed by the Corporation or a subsidiary of the Corporation. The holders of Class B Common Stock shall not be entitled to vote at any meeting of stockholders or to express consent or dissent to any corporate action taken without a meeting (including, without limitation, any election or removal of the directors of the Corporation). The Class B Common Stock and any Class C Common Stock held by a Terminated Management Holder or his transferee, shall not be included in determining the number of shares voting or consenting or entitled to vote or consent on such matters; provided,
                                                                --------
     however, that without the affirmative vote or prior written consent of the
     -------
     holders of a majority of the outstanding shares of Class B Common Stock and Class C Common Stock each voting or consenting as a separate class, the Corporation shall not (i) merge with or into, or consolidate with, any other corporation if, under the terms pursuant to which such merger or consolidation is to be effected (w) the holders of Class B Common Stock and

     Class C Common Stock would receive consideration in exchange for each share of such stock outstanding immediately prior to such merger or consolidation that is less in amount than, or different in form from, the consideration to be received in connection with such merger or consolidation by the holders of Class A Common Stock in exchange for each share of such stock outstanding immediately prior to such merger or consolidation, or (x) the holders of Class B Common Stock would receive any consideration (whether in the form of cash, property or securities) in exchange for the shares of Class B Common Stock held by them immediately prior to such merger or consolidation and any holder of Class A Common Stock (other than a subsidiary of the Corporation) would retain the shares of such stock held by it immediately prior to such merger or consolidation, or (ii) effectuate any amendment to, or modification or waiver of, any provision of this Restated Certificate of Incorporation that alters or changes the powers, designations, preferences or rights of the shares of Class B Common Stock and Class C Common Stock (including, without limitation, any provision of this subdivision (d) of paragraph 1 of this ARTICLE FOURTH).
          ---------------    -----------

          (e)  Conversion Rights - Class B Common Stock.
               ----------------------------------------

               1. (a) Upon the sale of shares of Class B Common Stock pursuant to (a) an effective registration statement filed under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or (b)
                                                       --------------
          pursuant to a sale under Rule 144, promulgated under the Securities Act ("Rule 144"), each share of Class B Common Stock so sold, shall
                --------
          without any action on the part of the holder thereof, be converted into a share of Class A Common Stock. Upon the surrender of any certificate or certificates which prior to the registration under
          Section 5 of the Securities Act or sale under Rule 144 represented shares of Class B Common Stock (a) the Corporation shall issue one or more new certificates, in such denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser or holder of such shares may request and
          (b) the rights of the holder of such shares of Class B Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class A Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

               (b) Any holder of Class B Common Stock shall, subject to subparagraph 4 below, be entitled at any time and from time to time to convert any shares of Class B Common Stock held by it into an equal number of shares of Class A Common Stock upon the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to convert the shares of Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

               2. Immediately upon the transfer of any shares of Class B Common Stock to any Person other than an Affiliate of the holder of such shares, such shares shall, without any action on the part of the holder thereof, be converted into the same number of fully paid and non-assessable shares of Class A Common Stock as the number of shares of Class B Common Stock so being transferred. Upon the surrender of any certificates which prior to the transfer thereof represented shares of Class B Common Stock for registration of transfer (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificates so surrendered, and registered as the holder thereof may request and (b) the rights of the holder of such shares of Class B Common Stock shall cease with respect to the number of shares so transferred and the person or persons in whose name or names the certificates of shares of Class A Common Stock are to be issued upon such transfer shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. Notwithstanding the foregoing, any holder of Class B Common Stock or the transferee of such holder may waive, in a writing delivered to the Corporation at the time of any transfer of shares to any Person other than an Affiliate of such holder, the requirement that such shares of Class B Common Stock be converted into shares of Class A Common Stock pursuant to this subparagraph 1. For purposes of this subparagraph 1, the transfer of
          --------------                       --------------
          shares of Class B Common Stock shall not be determined to occur until the transfer is registered on the stock transfer books of the Corporation.

               3. Immediately upon the transfer of any shares of Class A Common Stock to any person who is a holder of Class B Common Stock, such shares of Class A Common Stock shall, without any action on the part of the holder thereof, be converted into the same number of fully paid and non-assessable shares of Class B Common Stock as the number of shares of Class A Common Stock so being transferred. Upon the surrender of any certificates, for registration of transfer, which prior to the transfer thereof represented shares of Class A Common Stock (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class B Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser of such shares may request and (b) the rights of the holder of such shares of Class A Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class B Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class B Common Stock represented thereby.

               4. A holder of Class B Common Stock shall be allowed to convert shares of Class B Common Stock to shares of Class A Common Stock, or be allowed to participate in a transaction, (including, but not limited to, the transactions contemplated in paragraphs 1 and 2 above), by which participation such holder would be deemed to have converted shares of Class B Common Stock to shares of Class A Common Stock only to the extent the holder is not restricted by the Bank Holding Company Act, as amended, or other applicable law from acquiring or holding additional shares of Class A Common Stock.

               5. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph
                                                                     ---------
          (e), such number of shares of Class A Common Stock as
          ---
          are then issuable upon the conversion of all outstanding shares of Class B Common Stock. The Corporation shall at all times reserve and keep available (or cause such shares to be reserved and kept available) out of its authorized but unissued shares of Class B Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class A Common Stock as provided in this paragraph (e), such number of shares of Class B Common Stock as are
          -------------
          then issuable upon the conversion of all outstanding shares of Class A Common Stock.] The Corporation covenants that all shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental domestic securities exchanges upon which shares of Class A Common Stock or Class B Common Stock may be listed. The Corporation shall not take any action which would affect the number of shares of Class A Common Stock or Class B Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common Stock and Class B Common Stock, or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class B Common Stock or Class A Common Stock, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this subparagraph 5.
          --------------

               6. If any shares of Class A Common Stock or Class B Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

               7. The issue of certificates for shares of Class A Common Stock upon conversion of shares of

          Class B Common Stock and certificates for shares of Class B Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holder of such shares of any issue tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issue of shares of Class A Common Stock or Class B Common Stock, as the case may be; provided that the Corporation shall not be required to pay any tax
          --------
          which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted or the holder of the Class A Common Stock converted, as the case may be.

               8. Any holder of Class B Common Stock who receives certificates representing shares of Class A Common Stock that have been converted into shares of Class B Common Stock pursuant to paragraph 3 above, shall be entitled at any time and from time to time to surrender the certificate or certificates representing shares of Class A Common Stock at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to receive in exchange therefor a certificate or certificates representing the same number of shares of Class B Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class B Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

          (f)  Conversion Rights - Class C Common Stock.
               ----------------------------------------

               1. Upon the sale of shares of Common Stock pursuant to (a) an effective registration statement filed under Section 5 of the Securities Act, (b) pursuant to a sale under Rule 144, or (c) the prior written approval by the Board of Directors of the Corporation, each share of Class C Common Stock issued and outstanding shall, without any action on the part of the holder thereof, be converted into a share of Class A Common Stock. Upon the surrender of any certificate or certificates which prior to the registration under
          Section 5 of the Securities Act or sale under Rule 144 represented shares of Class C Common Stock (x) the Corporation shall issue one or more new certificates, in such denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificate or certificates so surrendered, and registered by the certificate or certificates so surrendered, and registered as the purchaser or holder of such shares may request, (y) the rights of the holder of such shares of Class C Common Stock shall cease and the person or persons in whose name or names the certificates for shares of Class A Common Stock are to be issued shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

               2. Immediately upon the transfer of any shares of Class A Common Stock to any Person who is a holder of Class C Common Stock, such shares of Class A Common Stock shall, without any action on the part of the holder thereof, be converted into the same number of shares of Class C Common Stock as the number of shares of Class A Common Stock so being transferred. Upon the surrender of any certificates, for registration of transfer, which prior to the transfer thereof represented shares of Class A Common Stock (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class C Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser of such shares may request and (b) the rights of the holder of such shares of Class A Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class C Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class C Common Stock represented thereby.

               3. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class C Common Stock as provided in this paragraph
                                                                     ---------
          (f), such number of shares of Class A Common Stock as are then
          ---
          issuable upon the conversion of all outstanding shares of Class C Common Stock. The Corporation shall reserve and keep available (or cause such shares to be reserved and kept available) out of its authorized but unissued shares of Class C Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class A Common

          Stock as provided in this paragraph (f), such number of shares of
                                    -------------
          Class C Common Stock as are then issuable upon the conversion of all outstanding shares of Class A Common Stock. The Corporation covenants that all shares of Class A Common Stock and Class C Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock and Class C Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental domestic securities exchanges upon which shares of Class A Common Stock or Class C Common Stock may be listed. The Corporation shall not take any action which would affect the number of shares of Class A Common Stock or Class C Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common Stock and Class C Common Stock, or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class C Common Stock or Class A Common Stock, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this subparagraph 3.
                                      --------------

               4. If any shares of Class A Common Stock or Class C Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

               5. The issue of certificates for shares of Class A Common Stock upon conversion of shares of Class C Common Stock and certificates for shares of Class C Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holder of such shares of any issue tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issue of shares of Class A Common Stock or Class C Common Stock, as the
          case may be; provided that the Corporation shall not be required to
                       --------
          pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class C Common Stock converted or the holder of the Class A Common Stock converted, as the case may be.

               6. Any holder of Class C Common Stock who receives certificates representing shares of Class A Common Stock that have been converted into shares of Class C Common Stock pursuant to paragraph 2 above, shall be entitled at any time and from time to time to surrender the certificate or certificates representing shares of Class A Common Stock at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to receive in exchange therefor a certificate or certificates representing the same number of shares of Class C Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class C Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

          (g)  Certain Definitions.  As used in this ARTICLE FOURTH, the
               -------------------
     following terms shall have the following respective meanings:

               "Affiliate" means a Person that directly or indirectly through
                ---------
          one or more intermediaries, controls or is controlled by or is under common control with another Person and shall include any portfolio or investment fund of which such other Person is the sole investment advisor. The term "control" means possession, directly or
                              -------
          indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Person" means any individual, firm, corporation, business
                ------
          enterprise, trust, association, joint venture, partnership, any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator or other entity, whether acting in an individual, fiduciary or other capacity.

     2.  Preferred Stock.  The Board of Directors is authorized, subject to
         ---------------
limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

     (c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

     (d) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

     (e) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

     (f) The amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

     (g) The amounts, if any, payable under the shares thereof in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

     (h) Sinking fund provisions, if any, for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

     (i) Any other relative rights, preferences, limitations and powers of that series.

     FIFTH:  At all meetings of stockholders, each stockholder shall be entitled
     -----
to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-laws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SIXTH:
     -----

     1.  Number of Directors.  The number of directors of the Corporation shall
         -------------------
be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than one (1) nor more than five (5). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

     2.  Term of Office; Quorum; Vacancies.  A director shall hold office until
         ---------------------------------
the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office even though less than a quorum and shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

     3.  Removal.  Subject to the By-laws and the Stockholders Agreement, dated
         -------
as of August 16, 1995, by and among the Corporation and the Corporation's Stockholders (the "Stockholders

Agreement"), any director may be removed upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

     SEVENTH:  For the management of the business and for the conduct of the
     -------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have the power, subject to the terms and conditions of the Stockholders Agreement and the By-laws of Corporation, to make, adopt, alter, amend, change, add to or repeal the By-laws of the Corporation.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     EIGHTH:
     ------

     1.   Stockholder Meetings; Keeping of Books and Records.  Meetings of
          --------------------------------------------------
stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     2.   Special Stockholders Meetings.  Special meetings of the shareholders,
          -----------------------------
for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the Chairman of the Board, if one is elected, and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the Class A Common Stock of the Company issued and outstanding and entitled to vote.

     3.  No Written Ballot.  Elections of directors need not be by written
         -----------------
ballot unless the By-laws of the Corporation shall so provide.

     NINTH:
     -----

     1.  Limits on Director Liability.  Directors of the Corporation shall have
         ----------------------------
no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing
                                                      --------
contained in this Article NINTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article NINTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     2.  Indemnification.
         ---------------

     (a) The Corporation shall indemnify, in accordance with the By-laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or
--------  -------
director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

     (b) If a claim under subdivision (a) of this paragraph 2 of this Article SIXTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this paragraph 2 of this Article NINTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article NINTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     3.   Insurance.  The Corporation shall have the power (but not the
          ---------
obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the ARTICLE NINTH or the GCL.

     4.  Other Rights.  The rights and authority conferred in this ARTICLE NINTH
         ------------
shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise.

     5.  Additional Indemnification.  The Corporation may, by action of its
         --------------------------
Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

     6.  Effect of Amendments.  Neither the amendment, change, alteration nor
         --------------------
repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protection afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     TENTH:  Subject to the Corporation's Stockholders Agreement, the
     -----
Corporation reserves the right to repeal, alter, change or amend any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders.

     ELEVENTH:  The Corporation has elected to not be governed by Section 203 of
     --------
the GCL.  This election shall take effect on August 17, 1995.

     IN WITNESS WHEREOF, the undersigned, being the Assistant Secretary, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Amended and Restated Certificate of Incorporation this 17th day of August, 1995.


                                    By:   /s/ James B. Carlson
                                       ---------------------------
                                         James B. Carlson
                                         Assistant Secretary

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                        ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "JACKSON ACQUISITION CORP.", A DELAWARE CORPORATION, WITH AND INTO "JACKSON HOLDING COMPANY" UNDER THE NAME OF "JACKSON HOLDING COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF AUGUST, A.D. 1995, AT 9 O'CLOCK A.M.


                    (SEAL)                /s/ Edward J. Freel
                                          ------------------------------------
                                          Edward J. Freel, Secretary of State

                                             AUTHENTICATION:  9023386
2326979    8100M
                                                       DATE:  04-13-98
981139885

                             CERTIFICATE OF MERGER

                                      OF

                           JACKSON ACQUISITION CORP.

                                 WITH AND INTO

                            JACKSON HOLDING COMPANY

               UNDER SECTION 251 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE

     Pursuant to Section 251 of the General Corporation Law of the State of Delaware, Jackson Holding Company, a Delaware corporation ("Company"), hereby
                                                            -------
certifies to the following information relating to the merger of Jackson Acquisition Corp., a Delaware corporation ("Jackson"), with and into the Company
                                            -------
(the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of August
      ------
14, 1995, between the Company and Jackson (the "Merger Agreement")
                                                ----------------

     1. The names and states of incorporation of Jackson and Company, which are the constituent corporations in the Merger (the "Constituent Corporations"),
                                                     ------------------------
are:

               Name                                         State
               ----                                         -----

     Jackson Acquisition Corp............................   Delaware
     Jackson Holding Company.............................   Delaware

     2. A Merger Agreement between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

     3. The name of the surviving corporation with respect to the Merger is Jackson Holding Company (the "Surviving Corporation").
                              ---------------------

     4. Pursuant to the Merger Agreement, the Certificate of Incorporation of Company, as set forth in Exhibit A, shall be the Certificate of Incorporation of
                         ---------
the Surviving Corporation.

     5. Pursuant to the Merger Agreement, the By-Laws of Jackson shall be the By-Laws of the Surviving Corporation.

     6. Pursuant to the Merger Agreement, the Directors of Jackson will be the Directors of the Surviving Corporation.

     7. Pursuant to the Merger Agreement, the Officers of Jackson will be the Officers of the Surviving Corporation.

     8. Pursuant to the Merger Agreement, and as a result of the Merger, all shares of the Company are cancelled and shall be entitled to receive the consideration payable in respect thereof pursuant to the Merger Agreement and all shares of Jackson will be converted into an equal number of shares of the Company and, following the Merger, shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

     9. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 101 S. Hanley Road St. Louis, Missouri 63105, and a copy of the Merger Agreement will be furnished by the Surviving Corporation without cost, upon the request of any stockholder of the Constituent Corporations.

     10. The effective date of the Merger shall be 9:00 a.m. EDT on August 17, 1995.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 17th day of August, 1995.

                                        JACKSON ACQUISITION CORP.


                                        By   /s/ Robert H. Elkin
                                          --------------------------------------
                                          Name:  Robert H. Elkin
                                          Title: President

Attest:


By   /s/ Christopher T. Paule
  -----------------------------------
  Name:  Christopher T. Paule
  Title: Secretary


                                        JACKSON HOLDING COMPANY


                                        By   /s/ Robert H. Elkin
                                          --------------------------------------
                                          Name:  Robert H. Elkin
                                          Title: President

Attest:


By   /s/ Christopher T. Paule
  -----------------------------------
  Name:  Christopher T. Paule
  Title: Secretary

                                                                       Exhibit A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            JACKSON HOLDING COMPANY


     1. The Certificate of Incorporation of Jackson Holding Company (the "Corporation") was filed in the Office of the Secretary of State on February 24, 1993, under the name of JHC, Inc.

     2. In the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), does hereby certify resolutions were duly adopted by the Board of Directors of the Corporation duly adopting this Amended and Restated Certificate of Incorporation.

     3. Pursuant to the provisions of Section 103(d) of the GCL, this Amended and Restated Certificate of Incorporation is not to become effective until 9:00 AM EDT on August 17, 1995 (the "Effective Date").

     4. The text of the Certificate of Incorporation, as amended and restated herein, shall, at the Effective Date read as follows:

     FIRST:  The name of the Corporation is "Jackson Holding Company."
     -----

     SECOND:  The address of the Corporation's registered office in the State of
     ------
Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  The nature or purpose of the business to be conducted or promoted
     -----
by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

     FOURTH:  The total number of shares of stock which the Corporation shall
     ------
have authority to issue is sixteen million, two hundred thousand (16,200,000) shares, consisting of:

          (i) Ten million (10,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");
                                --------------------

          (ii) Four million, five hundred thousand (4,500,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock");
                                                    --------------------

          (iii) One million, five hundred thousand (1,500,000) shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock";
                                                    --------------------
     together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"); and
      ------------

          (iv) Two hundred thousand (200,000) shares of Serial Preferred Stock, par value $.01 per share (the "Preferred Stock").
                                           ---------------

     A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows

     1.   Common Stock.
          ------------

          (a)  Dividends.  All shares of Common Stock of the Corporation shall
               ---------
     be of equal rank and shall be identical, except as hereinafter specifically set forth. No dividend or other distribution shall be paid upon, or declared or set apart for, any share of any class of Common Stock of the Corporation for any dividend period unless at the same time a dividend or distribution for the same period shall be paid upon, or declared and set apart for, all shares of each other class of Common Stock then issued and outstanding, in the same amount with respect to each issued and outstanding share of Common Stock, as though all shares of Common Stock were of a single class, except that the Corporation may at any time concurrently declare and pay an equal dividend, on a share for share basis, in each respective class of Common Stock in shares of such class of Common Stock.

          (b)  Liquidation Rights.  In the event of a voluntary or involuntary
               ------------------
     liquidation, dissolution or winding-up of the Corporation, the holders of each class of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of all classes of Common Stock then issued and outstanding as though all such shares were of a single class.

          (c)  Corporate Event.  There shall be no increase, decrease or other
               ---------------
     alteration of the issued and outstanding shares of any class of Common Stock of the Corporation by or as a result of any stock split, stock dividend, combination of shares, recapitalization, reclassification, merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, liquidation, dissolution or other similar corporate transaction (each, a "Corporate Event") unless at the same time
                                     ---------------
     the shares of the other class or classes of Common Stock then issued and outstanding are also increased, decreased or otherwise altered, as the case may be, in the same manner and to the same extent. Without limiting the generality of the foregoing, the number of shares of each class of Common Stock issued and outstanding immediately following any such Corporate Event shall bear the same ratio to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event as the number of shares of each other class of Common Stock issued and outstanding immediately following such Corporate Event shall bear to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event.

          (d)  Voting Rights.  The holders of Class A Common Stock and Class C
               -------------
     Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by this Certificate of Incorporation or law; provided, that as soon as any holder of Class C Common Stock who has
          --------
     been employed by the Corporation or a subsidiary of the Corporation (a "Management Holder") ceases to be employed by the Corporation or a
      -----------------
     subsidiary of the Corporation for any reason ("Terminated Management
                                                    ---------------------
     Holder"), such Terminated Management Holder's right to cast votes shall
     ------
     thereupon terminate, and any Person who was transferred Class C Common Stock from such Terminated Management Holder shall have no voting rights once such Terminated Management Holder ceases to be employed by the Corporation or a subsidiary of the Corporation. The holders of Class B Common Stock shall not be entitled to vote at any meeting of stockholders or to express consent or dissent to any corporate action taken without a meeting (including, without limitation, any election or removal of the directors of the Corporation). The Class B Common Stock and any Class C Common Stock held by a Terminated Management Holder or his transferee, shall not be included in determining the number of shares voting or consenting or entitled to vote or consent on such matters; provided,
                                                                --------
     however, that without the affirmative vote or prior written consent of the
     -------
     holders of a majority of the outstanding shares of Class B Common Stock and Class C Common Stock each voting or consenting as a separate class, the Corporation shall not (i) merge with or into, or consolidate with, any other corporation if, under the terms pursuant to which such merger or consolidation is to be effected (w) the holders of Class B Common Stock and

     Class C Common Stock would receive consideration in exchange for each share of such stock outstanding immediately prior to such merger or consolidation that is less in amount than, or different in form from, the consideration to be received in connection with such merger or consolidation by the holders of Class A Common Stock in exchange for each share of such stock outstanding immediately prior to such merger or consolidation, or (x) the holders of Class B Common Stock would receive any consideration (whether in the form of cash, property or securities) in exchange for the shares of Class B Common Stock held by them immediately prior to such merger or consolidation and any holder of Class A Common Stock (other than a subsidiary of the Corporation) would retain the shares of such stock held by it immediately prior to such merger or consolidation, or (ii) effectuate any amendment to, or modification or waiver of, any provision of this Restated Certificate of Incorporation that alters or changes the powers, designations, preferences or rights of the shares of Class B Common Stock and Class C Common Stock (including, without limitation, any provision of this subdivision (d) of paragraph 1 of this ARTICLE FOURTH).
          ---------------    -----------

          (e)  Conversion Rights - Class B Common Stock.
               ----------------------------------------

               1. (a) Upon the sale of shares of Class B Common Stock pursuant to (a) an effective registration statement filed under
          Section 5 of the Securities Act of 1933, as amended (the "Securities
                                                                    ----------
          Act") or (b) pursuant to a sale under Rule 144, promulgated under the
          ---
          Securities Act ("Rule 144"), each share of Class B Common Stock so
                           --------
          sold, shall without any action on the part of the holder thereof, be converted into a share of Class A Common Stock. Upon the surrender of any certificate or certificates which prior to the registration under
          Section 5 of the Securities Act or sale under Rule 144 represented shares of Class B Common Stock (a) the Corporation shall issue one or more new certificates, in such denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser or holder of such shares may request and
          (b) the rights of the holder of such shares of Class B Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class A Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

               (b) Any holder of Class B Common Stock shall, subject to subparagraph 4 below, be entitled at any time and from time to time to convert any shares of Class B Common Stock held by it into an equal number of shares of Class A Common Stock upon the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to convert the shares of Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

               2. Immediately upon the transfer of any shares of Class B Common Stock to any Person other than an Affiliate of the holder of such shares, such shares shall, without any action on the part of the holder thereof, be converted into the same number of fully paid and non-assessable shares of Class A Common Stock as the number of shares of Class B Common Stock so being transferred. Upon the surrender of any certificates which prior to the transfer thereof represented shares of Class B Common Stock for registration of transfer (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificates so surrendered, and registered as the holder thereof may request and (b) the rights of the holder of such shares of Class B Common Stock shall cease with respect to the number of shares so transferred and the person or persons in whose name or names the certificates of shares of Class A Common Stock are to be issued upon such transfer shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. Notwithstanding the foregoing, any holder of Class B Common Stock or the transferee of such holder may waive, in a writing delivered to the Corporation at the time of any transfer of shares to any Person other than an Affiliate of such holder, the requirement that such shares of Class B Common Stock be converted into shares of Class A Common Stock pursuant to this subparagraph 1. For purposes of this subparagraph 1, the transfer
          --------------                       --------------
          of shares of Class B Common Stock shall not be determined to occur until the transfer is registered on the stock transfer books of the Corporation.

               3. Immediately upon the transfer of any shares of Class A Common Stock to any person who is a holder of Class B Common Stock, such shares of Class A Common Stock shall, without any action on the part of the holder thereof, be converted into the same number of fully paid and non-assessable shares of Class B Common Stock as the number of shares of Class A Common Stock so being transferred. Upon the surrender of any certificates, for registration of transfer, which prior to the transfer thereof represented shares of Class A Common Stock (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class B Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser of such shares may request and (b) the rights of the holder of such shares of Class A Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class B Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class B Common Stock represented thereby.

               4. A holder of Class B Common Stock shall be allowed to convert shares of Class B Common Stock to shares of Class A Common Stock, or be allowed to participate in a transaction, (including, but not limited to, the transactions contemplated in paragraphs 1 and 2 above), by which participation such holder would be deemed to have converted shares of Class B Common Stock to shares of Class A Common Stock only to the extent the holder is not restricted by the Bank Holding Company Act, as amended, or other applicable law from acquiring or holding additional shares of Class A Common Stock.

               5. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph (e), such number of shares of Class A Common Stock as
          --------- ---
          are then issuable upon the conversion of all outstanding shares of Class B Common Stock. The Corporation shall at all times reserve and keep available (or cause such shares to be reserved and kept available) out of its authorized but unissued shares of Class B Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class A Common Stock as provided in this paragraph (e), such number of shares of Class B Common Stock as are
          -------------
          are then issuable upon the conversion of all outstanding shares of Class A Common Stock.] The Corporation covenants that all shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental domestic securities exchanges upon which shares of Class A Common Stock or Class B Common Stock may be listed. The Corporation shall not take any action which would affect the number of shares of Class A Common Stock or Class B Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common Stock and Class B Common Stock, or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class B Common Stock or Class A Common Stock, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this subparagraph 5.
          --------------

               6. If any shares of Class A Common Stock or Class B Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

               7. The issue of certificates for shares of Class A Common Stock upon conversion of shares of

          Class B Common Stock and certificates for shares of Class B Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holder of such shares of any issue tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issue of shares of Class A Common Stock or Class B Common Stock, as the case may be; provided that the Corporation shall not be required to pay any tax
          --------
          which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted or the holder of the Class A Common Stock converted, as the case may be.

               8. Any holder of Class B Common Stock who receives certificates representing shares of Class A Common Stock that have been converted into shares of Class B Common Stock pursuant to paragraph 3 above, shall be entitled at any time and from time to time to surrender the certificate or certificates representing shares of Class A Common Stock at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to receive in exchange therefor a certificate or certificates representing the same number of shares of Class B Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class B Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

          (f)  Conversion Rights - Class C Common Stock.
               ----------------------------------------

               1. Upon the sale of shares of Common Stock pursuant to (a) an effective registration statement filed under Section 5 of the Securities Act, (b) pursuant to a sale under Rule 144, or (c) the prior written approval by the Board of Directors of the Corporation, each share of Class C Common Stock issued and outstanding shall, without any action on the part of the holder thereof, be converted into a share of Class A Common Stock. Upon the surrender of any certificate or certificates which prior to the registration under
          Section 5 of the Securities Act or sale under Rule 144 represented shares of Class C Common Stock (x) the Corporation shall issue one or more new certificates, in such denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificate or certificates so surrendered, and registered by the certificate or certificates so surrendered, and registered as the purchaser or holder of such shares may request, (y) the rights of the holder of such shares of Class C Common Stock shall cease and the person or persons in whose name or names the certificates for shares of Class A Common Stock are to be issued shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

               2. Immediately upon the transfer of any shares of Class A Common Stock to any Person who is a holder of Class C Common Stock, such shares of Class A Common Stock shall, without any action on the part of the holder thereof, be converted into the same number of shares of Class C Common Stock as the number of shares of Class A Common Stock so being transferred. Upon the surrender of any certificates, for registration of transfer, which prior to the transfer thereof represented shares of Class A Common Stock (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class C Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser of such shares may request and (b) the rights of the holder of such shares of Class A Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class C Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class C Common Stock represented thereby.

               3. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class C Common Stock as provided in this paragraph (f), such number of shares of Class A Common Stock as are
          -------------
          then issuable upon the conversion of all outstanding shares of Class C Common Stock. The Corporation shall reserve and keep available (or cause such shares to be reserved and kept available) out of its authorized but unissued shares of Class C Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class A Common

          Stock as provided in this paragraph (f), such number of shares of
                                    -------------
          Class C Common Stock as are then issuable upon the conversion of all outstanding shares of Class A Common Stock. The Corporation covenants that all shares of Class A Common Stock and Class C Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock and Class C Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental domestic securities exchanges upon which shares of Class A Common Stock or Class C Common Stock may be listed. The Corporation shall not take any action which would affect the number of shares of Class A Common Stock or Class C Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common Stock and Class C Common Stock, or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class C Common Stock or Class A Common Stock, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this subparagraph 3.
                                      --------------

               4. If any shares of Class A Common Stock or Class C Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

               5. The issue of certificates for shares of Class A Common Stock upon conversion of shares of Class C Common Stock and certificates for shares of Class C Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holder of such shares of any issue tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issue of shares of Class A Common Stock or Class C Common Stock, as the
          case may be; provided that the Corporation shall not be required to
                       --------
          pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class C Common Stock converted or the holder of the Class A Common Stock converted, as the case may be.

               6. Any holder of Class C Common Stock who receives certificates representing shares of Class A Common Stock that have been converted into shares of Class C Common Stock pursuant to paragraph 2 above, shall be entitled at any time and from time to time to surrender the certificate or certificates representing shares of Class A Common Stock at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to receive in exchange therefor a certificate or certificates representing the same number of shares of Class C Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class C Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

          (g)  Certain Definitions.  As used in this ARTICLE FOURTH, the
               -------------------
     following terms shall have the following respective meanings:

               "Affiliate" means a Person that directly or indirectly through
                ---------
          one or more intermediaries, controls or is controlled by or is under common control with another Person and shall include any portfolio or investment fund of which such other Person is the sole investment advisor. The term "control" means possession, directly or indirectly,
                             -------
          of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Person" means any individual, firm, corporation, business
                ------
          enterprise, trust, association, joint venture, partnership, any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator or other entity, whether acting in an individual, fiduciary or other capacity.

     2.   Preferred Stock.  The Board of Directors is authorized, subject to
          ---------------
limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

     (c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

     (d) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

     (e) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

     (f) The amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

     (g) The amounts, if any, payable under the shares thereof in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

     (h) Sinking fund provisions, if any, for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

     (i) Any other relative rights, preferences, limitations and powers of that series.

     FIFTH:  At all meetings of stockholders, each stockholder shall be entitled
     -----
to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-laws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SIXTH:
     -----

     1.   Number of Directors.  The number of directors of the Corporation shall
          -------------------
be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than one (1) nor more than five (5). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

     2.   Term of Office; Quorum; Vacancies.  A director shall hold office until
          ---------------------------------
the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office even though less than a quorum and shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

     3.   Removal.  Subject to the By-laws and the Stockholders Agreement, dated
          -------
as of August 16, 1995, by and among the Corporation and the Corporation's Stockholders (the "Stockholders

Agreement"), any director may be removed upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

     SEVENTH:  For the management of the business and for the conduct of the
     -------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have the power, subject to the terms and conditions of the Stockholders Agreement and the By-laws of Corporation, to make, adopt, alter, amend, change, add to or repeal the By-laws of the Corporation.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     EIGHTH:
     ------

     1.   Stockholder Meetings; Keeping of Books and Records.  Meetings of
          --------------------------------------------------
stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     2.   Special Stockholders Meetings.  Special meetings of the shareholders,
          -----------------------------
for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the Chairman of the Board, if one is elected, and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the Class A Common Stock of the Company issued and outstanding and entitled to vote.

     3.   No Written Ballot.  Elections of directors need not be by written
          -----------------
ballot unless the By-laws of the Corporation shall so provide.

     NINTH:
     -----

     1.   Limits on Director Liability.  Directors of the Corporation shall have
          ----------------------------
no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing
                                                      --------
contained in this Article NINTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article NINTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     2.   Indemnification.
          ---------------

     (a) The Corporation shall indemnify, in accordance with the By-laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or
--------  -------
director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

     (b) If a claim under subdivision (a) of this paragraph 2 of this Article SIXTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this paragraph 2 of this Article NINTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article NINTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     3.   Insurance.  The Corporation shall have the power (but not the
          ---------
obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the ARTICLE NINTH or the GCL.

     4.  Other Rights.  The rights and authority conferred in this ARTICLE NINTH
         ------------
shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise.

     5.  Additional Indemnification.  The Corporation may, by action of its
         --------------------------
Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

     6.  Effect of Amendments.  Neither the amendment, change, alteration nor
         --------------------
repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protection afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     TENTH:  Subject to the Corporation's Stockholders Agreement, the
     -----
Corporation reserves the right to repeal, alter, change or amend any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders.

     ELEVENTH:  The Corporation has elected to not be governed by Section 203 of
     --------
the GCL. This election shall take effect on August 17, 1995.

     IN WITNESS WHEREOF, the undersigned, being the Assistant Secretary, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Amended and Restated Certificate of Incorporation this 17th day of August, 1995.

                                   By:  /s/ James B. Carlson
                                      ---------------------------
                                      James B. Carlson
                                      Assistant Secretary

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                          ___________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "JACKSON PRODUCTS, INC.", A DELAWARE CORPORATION, WITH AND INTO "JACKSON HOLDING COMPANY" UNDER THE NAME OF "JACKSON PRODUCTS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF AUGUST, A.D. 1995, AT 9:01 O'CLOCK A.M.




                                   /s/ Edward J. Freel
                   [SEAL]          --------------------------------------------
                                   Edward J. Freel, Secretary of State

2326979   8100M                    AUTHENTICATION: 9023385

981139885                                    DATE: 04-13-98

                             CERTIFICATE OF MERGER

                                       OF

                             JACKSON PRODUCTS, INC.

                                 WITH AND INTO

                            JACKSON HOLDING COMPANY

                UNDER SECTION 251 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     Pursuant to Section 251 of the General Corporation Law of the State of Delaware, Jackson Holding Company, a Delaware corporation ("Company"), hereby
                                                            -------
certifies to the following information relating to the merger of Jackson Products, Inc., a Delaware corporation ("Jackson"), with and into the Company
                                         -------
(the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of August
      ------
16, 1995, between the Company and Jackson (the "Merger Agreement").

     1. The names and states of incorporation of Jackson and Company, which are the constituent corporations in the Merger (the "Constituent Corporations"),
                                                 ------------------------
are:

                  Name                                 State
                  ----                                 -----

          Jackson Products, Inc.....................   Delaware
          Jackson Holding Company...................   Delaware

     2. A Merger Agreement between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

     3. The name of the surviving corporation with respect to the Merger is Jackson Holding Company, which shall be renamed Jackson Products, Inc. (the "Surviving Corporation").
 ---------------------

     4. Pursuant to the Merger Agreement, the Restated Certificate of Incorporation of the Company shall be the Restated Certificate of Incorporation of the Surviving Corporation, except that ARTICLE FIRST therein shall be amended as follows:

     FIRST:  The name of the Corporation is Jackson Products, Inc.
     -----

     5. Pursuant to the Merger Agreement, the By-Laws of the Company shall be the By-Laws of the Surviving Corporation.

     6. Pursuant to the Merger Agreement, the Directors of the Company will be the Directors of the Surviving Corporation.

     7. Pursuant to the Merger Agreement, the Officers of the Company will be the Officers of the Surviving Corporation.

     8. Pursuant to the Merger Agreement, and as a result of the Merger, all shares of Jackson are cancelled while all shares of the Company will continue unchanged and represent the same number of shares and will evidence ownership of the Surviving Corporation, with the stock certificates representing such shares to read "Jackson Products, Inc."

     9. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 101 S. Hanley Road St. Louis, Missouri 63105, and a copy of the Merger Agreement will be furnished by the Surviving Corporation without cost, upon the request of any stockholder of the Constituent Corporations.

     10. This Merger is subject to and shall become effective immediately after the merger of Jackson Acquisition Corp. with and into the Company with Company being the surviving corporation.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 17th day of August, 1995.

                              JACKSON ACQUISITION CORP.


                              By  /s/ Robert H. Elkin
                                 --------------------------------------------
                                 Name:  Robert H. Elkin
                                 Title: President and Chief Executive Officer

Attest:


By   /s/ Christopher T. Paule
  -----------------------------------
  Name:  Christopher T. Paule
  Title: Secretary



                              JACKSON HOLDING COMPANY


                              By  /s/ Robert H. Elkin
                                 --------------------------------------------
                                 Name:  Robert H. Elkin
                                 Title: President and Chief Executive Officer

Attest:


By   /s/ Christopher T. Paule
  -----------------------------------
  Name:  Christopher T. Paule
  Title: Secretary

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                        ______________________________

     I, EDWARD J, FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "JACKSON PRODUCTS, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 1995, AT 9:02 O'CLOCK A.M.




                                  (SEAL)     /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


2326979   8100                               AUTHENTICATION:    9023387

981139885                                              DATE:    04-13-98

                         CERTIFICATE OF DESIGNATION OF
                             PREFERENCES AND RIGHTS

                                       OF

                SERIES A CUMULATIVE EXCHANGEABLE PREFERRED STOCK

                                       OF

                             JACKSON PRODUCTS, INC.

                 ______________________________________________

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                 ______________________________________________


     Jackson Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the Board of Directors of the Corporation, at a meeting duly called and held, did duly adopt the following resolutions:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Corporation's Certificate of Incorporation, as amended (the "Certificate"), a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Cumulative Exchangeable Preferred Stock (the "Preferred Stock"), to consist of 170,000 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Certificate) as follows:

     1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes hereof, the meanings herein specified.

     "Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of August 14, 1995, among Jackson Acquisition Corporation, Jackson Holding Company, the Stockholders identified therein, the Optionholders identified therein and Mills & Partners, Inc., including the Exhibits and Schedules thereto.

     "Affiliate" of any specified Person shall mean any other Person (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (b) that beneficially owns or holds 10% or more of the Voting Stock of such specified Person or (c) 10% or more of the Voting Stock (or in the case of a Person that is not a corporation, 10% or more of the Equity Interest) of which is beneficially owned or held by such specified Person or one of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing to the contrary, (i) the Principals and their respective Affiliates shall be deemed to be Affiliates of the Company and (ii) none of Jefferies & Company, Inc., the original purchasers of Preferred Stock nor any of their respective Affiliates shall be deemed to be Affiliates of the Company; provided, that solely for purposes of the definition of Affiliate
         --------
Transaction and paragraph 6(b)(v) hereof, this clause (ii) shall not apply to MCIT PLC.

     "Affiliate Transaction" shall mean, with respect to any person, any single transaction or series of related transactions, pursuant to which such person sells, leases, transfers or otherwise disposes of any of its properties or assets to, or purchases or leases any property or assets from, or enters into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such person or of the Corporation or any of its Subsidiaries.

     "Capital Stock" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership of a business entity.

     "Change of Control" shall mean (a) the sale, assignment, transfer, conveyance or other disposition of all or substantially all the assets of the Corporation to any person or group (as such term is used in Section 13(d)(3) or (5) of the Exchange Act) other than (i) the Principals and (ii) any group that includes any of the original purchasers of Preferred Stock, (b) a Liquidation or the adoption of a plan of Liquidation by the Corporation, (c) any transaction or event the result of which is that any person or group (as such term is used in Section 13(d)(3) or (5) of the Exchange Act), other than any group that includes any of the original purchasers of Preferred Stock, beneficially owns, directly or indirectly, more of the Voting Stock than is owned beneficially, directly or indirectly, by the Principals, or (d) the occurrence of any event specified in
Section 8.1(T) of the Credit Agreement as in effect on the Issue Date.

     "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation and any other stock of the Corporation, howsoever designated that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Consolidated Net Worth" shall mean, with respect to any person, the total stockholders' equity (exclusive of any Disqualified Stock) of such person and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of August 16, 1995, among Jackson Products, Inc., Jackson Holding Company, the Lenders identified therein and Heller Financial, Inc., as Agent.

     "Determination Date" shall mean with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

     "Disqualified Stock" shall mean (a) in the case of the Corporation, any Equity Interest that, (i) either by its terms or the terms of any security into which it is convertible or for which it is exchangeable or otherwise is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (in whole or in part) prior to August 15, 2005 or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such date or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other person for debt securities or Disqualified Stock and (b) in the case of any other person, any Equity Interest other than Capital Stock issued to the Corporation or a Wholly Owned Subsidiary of the Corporation.

     "Equity Interests" shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Exchange Date" shall have the meaning set forth in paragraph 7(b) below.

     "Exchange Notes" shall mean the subordinated notes of the Corporation, due August 15, 2005, bearing interest at the rate of 13.25% per annum, payable in cash semi-annually, substantially in the form of Exhibit 2 of the Purchase Agreement, which may be issued at the Corporation's option in exchange for Preferred Stock in accordance with the terms hereof.

     "Final Exchange Date" shall have the meaning set forth in subparagraph 7(c) below.

     "Final Redemption Date" shall have the meaning set forth in subparagraph 5(f) below.

     "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

     "Junior Stock" shall mean the Common Stock and any class or series of capital stock of the Corporation not entitled to receive any assets upon any Liquidation until the Preferred Stock shall have received the entire amount to which such stock is entitled upon such Liquidation.

     "Liquidation" shall mean the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     "Liquidation Preference" per share of Preferred Stock shall mean, on any date, $100.00 plus any accretion thereon pursuant to paragraph 2(a) below less the amount of any distributions thereon pursuant to paragraph 2(b) below, in each case from the Issue Date through such date.

     "Note Agreement" shall mean the several Note Agreements, dated as of the Issue Date, between the Corporation and the Purchasers named therein, relating to $34 million aggregate principal amount of the Corporation's 12 1/4% Senior Subordinated Notes due 2004, as in effect on the Issue Date.

     "Parity Stock" shall mean any class or series of capital stock of the Corporation on a parity with the Preferred Stock in respect of the right to receive dividends and/or assets upon any Liquidation.

     "Permitted Affiliate Transaction" shall mean (a) any Affiliate Transaction of aggregate value less than $2 million that is conducted in good faith on terms that are no less favorable to the Corporation or the relevant Subsidiary of the Corporation than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated person, (b) any Affiliate Transaction for which the Corporation delivers to the holders of the Preferred Stock an opinion as to the fairness to the Corporation or such Subsidiary from a financial point of view issued by an investment banking firm of national standing, (c) any employment agreement entered into by the Corporation or any of its Subsidiaries in the ordinary course of business with the approval of the Board of Directors of the Corporation, including the employment agreements entered into by the Corporation on the Issue Date, (d) transactions between or among the Corporation and/or its wholly owned Subsidiaries, (e) transactions pursuant to, and in accordance with, the terms of the Acquisition Agreement as in effect on the Issue Date, including the payment of "performance" bonus and "sale of the company" bonuses to management investors pursuant to such Acquisition Agreement,
(f) Restricted Payments permitted by Section 5.11 of the Note Agreement and Restricted Investments permitted by Section 5.12 of the Note Agreement, (g) payments pursuant to the Management Consulting Agreement, dated as of the Issue Date, by and among TJC Management and the Company, as in effect on the Issue Date, (h) reasonable directors' fees not to exceed $100,000 in the aggregate per year, reimbursements for reasonable and customary out-of-pocket expenses incurred in the performance of a director's duties, and options to purchase up to 172,414 shares of Common Stock issued pursuant to the Corporation's 1995 Stock Option Plan as in effect on the Issue Date to Persons other than the Principals and their Affiliates, (i) payments to directors and officers of the Corporation or any of its Subsidiaries pursuant to customary rights of indemnification provided in the charter documents of, or indemnification agreements with, the Company or any of its Subsidiaries, provided that such indemnification is otherwise consistent with applicable law, (j) transactions made from time to time pursuant to, and in accordance with, the terms of the Note Agreement, the Notes issued thereunder, the Purchase Agreement, the Preferred Stock, this Certificate, the Exchange Notes, the Stockholders Agreement, dated as of the Issue Date, by and among the Company and its stockholders, as in effect on the Issue Date, or the Common Stock Purchase Warrants of the Corporation issued as contemplated by the Purchase Agreement,
(k) arm's-length purchases or sales of goods made in the ordinary course of business, (l) management share and option repurchases pursuant to Section 8 of the Management Subscription Agreement as in effect at the Issue Date, and (m) loans of up to $500,000 by the Company to management investors pursuant to the Management Subscription Agreement as in effect at the Issue Date.

     "Principals" shall mean The Jordan Company and Jordan/Zalaznick Capital Corporation and their respective Affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, Leucadia Investors, Inc. and its respective subsidiaries. Notwithstanding the foregoing, MCIT PLC shall be deemed not to be a Principal or an Affiliate of a Principal.

     "Purchase Agreement" shall mean the several Securities Purchase Agreements, dated as of the Issue Date, between the Corporation and the Purchasers named therein, relating to the purchase and sale of the Preferred Stock and certain other securities of the Corporation, as in effect on the Issue Date.

     "Redemption Date" shall have the meaning set forth in subparagraph 5(d) below.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Stock" shall mean any class or series of capital stock of the Corporation issued ranking senior to the Preferred Stock in respect of the right to receive dividends and/or assets upon any Liquidation.

     "Subsidiary" shall mean, with respect to any person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof and (b) any partnership in which such person or any of its Subsidiaries is a general partner.

     "Voting Stock" shall mean (i) one or more classes of the Capital Stock of the Corporation having general voting power to elect at least a majority of the board of directors, managers or trustees of the Corporation (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of the Corporation convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of the Corporation described in clause (i) above.

     "Wholly Owned Subsidiary" shall mean, with respect to any person, a Subsidiary all the Capital Stock of which (other than director's qualifying shares) is owned by such person or another Wholly Owned Subsidiary of such person.

     2. Liquidation Preference. (1) Commencing on the Issue Date, the Liquidation Preference of each share of Preferred Stock shall accrete and accrue daily, at the rate of 13.25%. Such accretion shall be computed on the basis of a 360-day year of twelve 30-day months, and shall be compounded semiannually on February 15 and August 15 of each year, commencing February 15, 1996.

     (b) At any time that the Liquidation Preference of each share of Preferred Stock exceeds $100.00, the Board of Directors of the Corporation may fix a record date for, and declare and the Corporation may pay in cash, a dividend on the shares of Preferred Stock in an amount equal to such excess or any portion thereof. Immediately following the payment of such dividend, the Liquidation Preference per share shall be reduced by the amount thereof; provided, that in no event shall the Corporation declare and pay a dividend on the Preferred Stock that would result in the Liquidation Preference per share being reduced below $100.00.

     3.   Priority.

          (a) Dividends. So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid), or (ii) make any distribution on any Junior Stock.

          (b) Redemption.   The Corporation shall not, and shall not permit any
of its Subsidiaries to, directly or indirectly, redeem, purchase or otherwise acquire for value any Junior Stock or Parity Stock (or pay, set aside or make available any money for the purchase or redemption thereof) unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Preferred Stock at the applicable redemption price set forth in paragraph 5 hereof; provided, that notwithstanding the foregoing, (i) the Corporation may at any time issue the Exchange Notes in exchange for the Preferred Stock, (ii) the Corporation may issue non-negotiable junior subordinated promissory notes to repurchase shares of Common Stock and options pursuant to Section 8 of the Corporation's Management Subscription Agreement as in effect at the Issue Date, and (iii) so long as no default has occurred and is continuing hereunder, the Corporation may repurchase shares of Capital Stock held by bona fide full-time employees of the Company or any of its Subsidiaries for cash in connection with the death, disability or termination of such employees; provided, that the sum of (x) the aggregate principal amount of promissory notes issued pursuant to clause (ii) above plus the aggregate amount of all such repurchases pursuant to clause (iii) above shall not exceed $2,500,000 in the aggregate.

     4. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any Liquidation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Preferred Stock shall be entitled to be paid, in cash, out of the assets of the Corporation available for distribution to its stockholders, the Liquidation Preference of all outstanding shares of Preferred Stock as of the date of such Liquidation (or, in the case of a voluntary Liquidation, the then applicable redemption price per share for the Preferred Stock pursuant to subparagraph 4(a) or (b)). If, upon any such Liquidation, the net assets of the Corporation distributable among the holders of all outstanding shares of the

Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     Written notice of any Liquidation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     5.   Redemption by the Corporation.

          (a) Except as set forth in paragraphs 5(b) and 5(c) below, the Preferred Stock shall not be redeemed in whole or in part prior to August 15, 2000. On and after August 15, 2000, the Preferred Stock may be redeemed by the Corporation, in cash, at any time in whole or, from time to time, in part (but if in part, then in an amount not less than $1,000,000 and integral multiples of $100,000 if such partial redemption exceeds $1,000,000), at the option of the Corporation at the following redemption prices (expressed as percentages of the Liquidation Preference on the date of redemption) if redeemed during the 12-month period beginning on August 15 of the years set forth below:

               Year                           Percentage
               ----                           ----------
               2000                              106%
               2001                              103
               2002 and thereafter               100

If less than all of the outstanding shares of Preferred Stock are to be redeemed pursuant to this paragraph 5(a) or paragraph 5(b) below, such shares shall be redeemed pro rata. Upon redemption of only a portion of the number of shares of Preferred Stock covered by a certificate, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock not redeemed.

          (b) Prior to August 15, 2000, the Corporation may redeem up to 68,000 shares of Preferred Stock with the net proceeds of a bona fide underwritten public offering of Common Stock, at a redemption price equal to 112% of the

Liquidation Preference on the date of redemption; provided, that (i) such public offering results in gross proceeds to the Corporation of not less than $20,000,000 and (ii) such redemption will occur on, or within 30 days of, the date of the closing of such public offering.

          (c) In the event that any Change of Control shall occur or the Corporation shall have knowledge of any proposed Change of Control, the Corporation shall give written notice (the "Corporation Notice") to the holders of record of the Preferred Stock. The Corporation Notice shall be delivered promptly upon receipt of such knowledge by the Corporation and in any event no more than sixty (60) days nor less than thirty (30) days prior to the occurrence of any Change of Control. The Corporation Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii)) make reference to this Section 5(c) and the right of the holders of shares of Preferred Stock to require payment on the terms and conditions provided for in this Section 5(c), and (iii) offer in writing to redeem the outstanding shares of Preferred Stock at a redemption price equal to 101% of the Liquidation Preference thereof on the date of redemption. Each holder of shares of Preferred Stock shall have the right to accept such offer and require prepayment of the shares of Preferred Stock held by such holder by giving written notice to the Corporation not later than 25 days following receipt of the Corporation Notice. The Corporation shall redeem in accordance with this Section 5(c) all shares of Preferred Stock held by holders who have accepted such offer, which redemption shall occur on the date upon which the Change of Control giving rise to such request occurs, and no redemption requested pursuant to this Section 5(c) shall be effected unless the Change of Control giving rise to such request shall occur.

          (d) The Corporation shall redeem all then outstanding shares of Preferred Stock on August 15, 2005, at a redemption price equal to the Liquidation Preference on the date of redemption.

          (e) Notice of every proposed redemption of Preferred Stock shall be sent by or on behalf of the Corporation to the holders of record of the shares of Preferred Stock so to be redeemed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date") (i) notifying such holders of the election or obligation of the Corporation to redeem such shares of Preferred Stock and of the Redemption Date,
(ii) stating the place or places at which the shares of Preferred Stock called for redemption shall, upon presentation and surrender of the certificates evidencing such shares of Preferred Stock, be redeemed, and the redemption price therefor, (iii) stating the name and address of the Redemption Agent selected by the Corporation in accordance with this paragraph 5(e), and the name and address of the Corporation's transfer agent for the Preferred Stock and (iv) stating that unless the Corporation defaults in making the redemption payment, the Liquidation Preference shall cease to accrete and accrue on the Redemption Date. If less than all the shares of the Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

          (f) If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded to such shares of Preferred Stock until and including the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares of Preferred Stock called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder.

     6.   Voting Rights.

          (a) The holders of the issued and outstanding shares of Preferred Stock shall have no voting rights except as set forth in this paragraph 6 or as otherwise required by law.

          (b) In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than 66 2/3% of the then outstanding shares of Preferred Stock (assuming for such purpose that Shares held by the Company or Affiliates of the Company are not outstanding) voting separately as a class, will not:

              (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws in either case if such action would alter adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any holder of shares of Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby;

              (ii) authorize or issue shares of any class or series of Senior Stock or Parity Stock;

              (iii) reclassify any class or series of any Junior Stock into Parity Stock or Senior Stock or reclassify any series of Parity Stock into Senior Stock;

               (iv) consolidate with or merge with or into another corporation, (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Corporation's assets, whether in a single transaction or a series of transactions unless:

               (1) the Corporation, or the person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Corporation") is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

               (2) the Surviving Corporation shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction; and

               (3) the Surviving Corporation shall, concurrently with the consummation of such transaction, (x) expressly assume the Corporation's obligations hereunder in writing and (y) furnish to the holders of the Preferred Stock an opinion of counsel satisfactory to such holders to such effect; or

               (v) enter into, or permit any of its Subsidiaries to enter into, any Affiliate Transaction other than a Permitted Affiliate Transaction.

     For purposes of clause (iv) above, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Corporation, which properties and assets, if held by the Corporation instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Corporation, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     7.   Exchange Rights.

          (a) Subject to and upon compliance with the provisions of this paragraph 7, the Corporation shall have the right, at its option, at any time, to exchange all, but not less than all, shares of then outstanding Preferred Stock for Exchange Notes. Each holder of outstanding shares of Preferred Stock shall be issued Exchange Notes in exchange therefor in an aggregate principal amount equal to the Liquidation Preference of the Preferred Stock so exchanged on the date of such exchange; provided, however, that Exchange Notes shall be issued only in denominations of $100 and integral multiples thereof and the Corporation shall pay to each such holder a cash amount in lieu of any fraction of an Exchange Note to which such holder would otherwise be entitled. The Corporation shall pay interest on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

          (b) Prior to giving notice the of exchange contemplated in paragraph 7(c), the Corporation shall obtain and deliver to each holder of Preferred Stock an opinion of counsel, reasonably satisfactory in form and substance to counsel to the holders of Preferred Stock, to the effect that, (a) upon the issuance thereof, the Exchange Notes will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation, in accordance with their respective terms, except that such enforcement may be subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity, (b) no authorization, approval, consent, license or order of, or filing, registration or qualification with, any government authority or any other person is required in connection with, or as a condition to, the execution, delivery or performance of the Exchange Notes, and (c) neither the execution, issuance, delivery nor performance of the Exchange Notes, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, or result in the imposition of a lien on any properties of the Corporation or any of its Subsidiaries or an acceleration of indebtedness pursuant to, (i) the charter documents of the Corporation or any of its Subsidiaries or (ii) any material contract to which the Corporation or any of its Subsidiaries is a party or to which any of their respective assets or properties is subject, or (iii) any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, except in each where such contravention could not reasonably be expected to have a material adverse effect on the Corporation's ability to repay the Exchange Notes or perform its obligations thereunder.

          (c) Notice of every proposed exchange of Preferred Stock shall be sent by or on behalf of the Corporation, to the holders of record of the shares of Preferred Stock so to be exchanged, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for exchange (the "Exchange Date")
(i) notifying such holders of the election of the Corporation to exchange such shares of Preferred Stock and of the Exchange Date, and (ii) stating the place or places at which the shares of Preferred Stock called for exchange shall, upon presentation and surrender of the certificates evidencing such shares of Preferred Stock, be exchanged, and the face value of the Exchange Notes exchanged therefor.

          (d) Upon surrender in accordance with said notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Corporation into Exchange Notes as aforesaid and such Exchange Notes (together with cash in lieu of any fractional Exchange Note) shall be delivered to the surrendering stockholders within 20 days of receipt of such certificates by the Corporation. If the Corporation shall default in making delivery as aforesaid on the Exchange Date, then each holder of the shares called for exchange shall be entitled to all preferences and relative and other rights accorded to such shares of Preferred Stock until and including the date (the "Final Exchange Date") when the Corporation makes delivery as aforesaid to the holders of the Preferred Stock. From and after the Exchange Date or, if the Corporation shall default in making delivery as aforesaid, the Final Exchange Date, the shares of Preferred Stock called for exchange, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive the principal amount of Exchange Notes issuable (together with cash in lieu of any fractional Exchange Note) in exchange therefor.

     8.   Certain Other Matters.

          (a) Payment of Taxes. The Corporation shall pay all documentary, stamp, transfer and other taxes (other than taxes on income of the holders of shares of Preferred Stock) and other governmental charges attributable to the issuance or delivery of shares of Preferred Stock or of Exchange Notes upon exchange of shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares or Exchange Notes are being issued.

          (b) Valid Issuance; Approvals. The Corporation shall (i) take all necessary action so that all Exchange Notes that are issued upon exchange of the shares of the Preferred Stock will, upon issuance, be duly authorized and validly issued and (ii) take no action which will cause a contrary result. If any Exchange Notes require registration with or approval of any governmental authority under any Federal or state law before such Exchange Notes may be validly issued or delivered upon exchange, then the Corporation shall secure such registration or approval, as the case may be.

          (c) Reports. The Corporation will mail to each such holder within 90 days after the close of each of the first three quarters of each fiscal year, respectively, audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. The Corporation shall take such action as any holder of Preferred Stock may request to the extent required to enable such holder to sell shares of Preferred Stock without registration under the Securities Act pursuant to the exemptions provided by Rule 144A (including, without limitation, providing to the holder of such Preferred Stock or any person to whom such Preferred Stock is proposed to be transferred, the information required to be delivered pursuant to Section
(d)(4)(1) of Rule 144A).

          (d) Notices. All notices and other correspondence to holders of shares of Preferred Stock hereunder shall be sent by first class mail, postage prepaid, return receipt requested, to such holders at their respective addresses as they shall appear on the records of the Corporation.

     9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

     10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     11. Severability. If any right, preference or limitation of the Preferred Stock set forth herein (as so amended) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     12. Status of Reacquired Shares. Shares of Preferred Stock that have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferences and Rights of Series A Cumulative Exchangeable Preferred Stock of the Corporation to be duly executed this 17th day of August, 1995.


                                    JACKSON PRODUCTS, INC.


                                    By:  /s/ Robert H. Elkin
                                         --------------------------------
                                         Name:  Robert H. Elkin
                                         Title: Chairman of the Board



Attest:

/s/ Christopher T. Paule
---------------------------------
Secretary

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "JACKSON PRODUCTS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 1996, AT 4:15 O'CLOCK P.M.











                         (SEAL)             /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


2326979   8100                              AUTHENTICATION:    9023388

981139885                                             DATE:    04-13-98

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            JACKSON PRODUCTS, INC.


     1. The Certificate of Incorporation of Jackson Products, Inc. (the "Corporation") was filed in the Office of the Secretary of State on February 24,
 -----------
1993 and was amended and restated on August 17, 1995.

     2. The Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board on June 10, 1996, adopted a resolution proposing and declaring advisable that the Certificate of Incorporation be amended and restated and duly adopting this Amended and Restated Certificate of Incorporation.

     3. In lieu of a special meeting of the stockholders, written consents were obtained from a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class in favor of this Amended and Restated Certificate of Incorporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The text of the Certificate of Incorporation, as amended and restated herein, shall read as follows:

     FIRST:  The name of the Corporation is "Jackson Products, Inc."
     -----

     SECOND:  The address of the Corporation's registered office in the State of
     ------
Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  The nature or purpose of the business to be conducted or promoted
     -----
by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

     FOURTH:  The total number of shares of stock which the Corporation shall
     ------
have authority to issue is one hundred sixty-two thousand (162,000) shares, consisting of:

          (i) One hundred thousand (100,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");
                                    --------------------

          (ii) Forty-five thousand (45,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock");
                                    --------------------

          (iii) Fifteen thousand (15,000) shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock"; together with the Class A
                                --------------------
     Common Stock and the Class B Common Stock, the "Common Stock"); and
                                                     ------------

          (iv) Two thousand (2,000) shares of Serial Preferred Stock, par value $.01 per share (the "Preferred Stock").
                                ---------------

     A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows

     1.  Common Stock.
         ------------

          (a)  Dividends.  All shares of Common Stock of the Corporation shall
               ---------
     be of equal rank and shall be identical, except as hereinafter specifically set forth. No dividend or other distribution shall be paid upon, or declared or set apart for, any share of any class of Common Stock of the Corporation for any dividend period unless at the same time a dividend or distribution for the same period shall be paid upon, or declared and set apart for, all shares of each other class of Common Stock then issued and outstanding, in the same amount with respect to each issued and outstanding share of Common Stock, as though all shares of Common Stock were of a single class, except that the Corporation may at any time concurrently declare and pay an equal dividend, on a share for share basis, in each respective class of Common Stock in shares of such class of Common Stock.

          (b)  Liquidation Rights.  In the event of a voluntary or involuntary
               ------------------
     liquidation, dissolution or winding-up of the Corporation, the holders of each class of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of all classes of Common Stock then issued and outstanding as though all such shares were of a single class.

          (c)  Corporate Event.  There shall be no increase, decrease or other
               ---------------
     alteration of the issued and outstanding shares of any class of Common Stock of the Corporation by or as a result of any stock split, stock dividend, combination of shares, recapitalization, reclassification, merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, liquidation, dissolution or other similar corporate transaction (each, a "Corporate
                                                                  ---------
     Event") unless at the same time the shares of the other class or classes of
     -----
     Common Stock then issued and outstanding are also increased, decreased or otherwise altered, as the case may be, in the same manner and to the same extent. Without limiting the generality of the foregoing, the number of shares of each class of Common Stock issued and outstanding immediately following any such Corporate Event shall bear the same ratio to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event as the number of shares of each other class of Common Stock issued and outstanding immediately following such Corporate Event shall bear to the number of shares of that class of Common Stock issued and outstanding immediately prior to such Corporate Event.

          (d)  Voting Rights.  The holders of Class A Common Stock and Class C
               -------------
     Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by this Certificate of Incorporation or law; provided, that as soon as any holder of Class C Common Stock who has
          --------
     been employed by the Corporation or a subsidiary of the Corporation (a "Management Holder") ceases to be employed by the Corporation or a
      -----------------
     subsidiary of the Corporation for any reason ("Terminated Management
                                                    ---------------------
     Holder"), such Terminated Management Holder's right to cast votes shall
     ------
     thereupon terminate, and any Person who was transferred Class C Common Stock from such Terminated Management Holder shall have no voting rights once such Terminated Management Holder ceases to be employed by the Corporation or a subsidiary of the Corporation. The holders of Class B Common Stock shall not be entitled to vote at any meeting of stockholders or to express consent or dissent to any corporate action taken without a meeting (including, without limitation, any election or removal of the directors of the Corporation). The Class B Common Stock and any Class C Common Stock held by a Terminated Management Holder or his transferee, shall not be included in determining the number of shares voting or consenting or entitled to vote or consent on such matters; provided,
                                                                --------
     however, that without the affirmative vote or prior written consent of the
     -------
     holders of a majority of the outstanding shares of Class B Common Stock and Class C Common Stock each voting or consenting as a separate class, the Corporation shall not (i) merge with or into, or consolidate with, any other corporation if, under the terms pursuant to which such merger or consolidation is to be effected (w) the holders of Class B Common Stock and Class C Common Stock would receive consideration in exchange for each share of such stock outstanding immediately prior to such merger or consolidation that is less in amount than, or different in form from, the consideration to be received in connection with such merger or consolidation by the holders of Class A Common Stock in exchange for each share of such stock outstanding immediately prior to such merger or consolidation, or (x) the holders of Class B Common Stock would receive any consideration (whether in the form of cash, property or securities) in exchange for the shares of Class B Common Stock held by them immediately prior to such merger or consolidation and any holder of Class A Common Stock (other than a subsidiary of the Corporation) would retain the shares of such stock held by it immediately prior to such merger or consolidation, or (ii) effectuate any amendment to, or modification or waiver of, any provision of this Restated Certificate of Incorporation that alters or changes the powers, designations, preferences or rights of the shares of Class B Common Stock and Class C Common Stock (including, without limitation, any provision of this subdivision (d) of paragraph 1 of this
                                       ---------------    -----------
     ARTICLE FOURTH).

          (e)  Conversion Rights - Class B Common Stock.
               ----------------------------------------

               1. (a) Upon the sale of shares of Class B Common Stock pursuant to (a) an effective registration statement filed under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or (b)
                                                       --------------
          pursuant to a sale under Rule 144, promulgated under the Securities Act ("Rule 144"), each share of Class B Common Stock so sold, shall
                --------
          without any action on the part of the holder thereof, be converted into a share of Class A Common Stock. Upon the surrender of any certificate or certificates which prior to the registration under
          Section 5 of the Securities Act or sale under Rule 144 represented shares of Class B Common Stock (a) the Corporation shall issue one or more new certificates, in such denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser or holder of such shares may request and
          (b) the rights of the holder of such shares of Class B Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class A Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

               (b) Any holder of Class B Common Stock shall, subject to subparagraph 4 below, be entitled at any time and from time to time to convert any shares of

          Class B Common Stock held by it into an equal number of shares of Class A Common Stock upon the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to convert the shares of Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

               2. Immediately upon the transfer of any shares of Class B Common Stock to any Person other than an Affiliate of the holder of such shares, such shares shall, without any action on the part of the holder thereof, be converted into the same number of fully paid and non-assessable shares of Class A Common Stock as the number of shares of Class B Common Stock so being transferred. Upon the surrender of any certificates which prior to the transfer thereof represented shares of Class B Common Stock for registration of transfer (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificates so surrendered, and registered as the holder thereof may request and (b) the rights of the holder of such shares of Class B Common Stock shall cease with respect to the number of shares so transferred and the person or persons in whose name or names the certificates of shares of Class A Common Stock are to be issued upon such transfer shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. Notwithstanding the foregoing, any holder of Class B Common Stock or the transferee of such holder may waive, in a writing delivered to the Corporation at the time of any transfer of shares to any Person other than an Affiliate of such holder, the requirement that such shares of Class B Common Stock be converted into shares of Class A Common Stock pursuant to this subparagraph 1. For purposes of this subparagraph 1,
                           --------------                       --------------
          the transfer of shares of Class B

          Common Stock shall not be determined to occur until the transfer is registered on the stock transfer books of the Corporation.

               3. Immediately upon the transfer of any shares of Class A Common Stock to any person who is a holder of Class B Common Stock, such shares of Class A Common Stock shall, without any action on the part of the holder thereof, be converted into the same number of fully paid and non-assessable shares of Class B Common Stock as the number of shares of Class A Common Stock so being transferred. Upon the surrender of any certificates, for registration of transfer, which prior to the transfer thereof represented shares of Class A Common Stock (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class B Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser of such shares may request and (b) the rights of the holder of such shares of Class A Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class B Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class B Common Stock represented thereby.

               4. A holder of Class B Common Stock shall be allowed to convert shares of Class B Common Stock to shares of Class A Common Stock, or be allowed to participate in a transaction, (including, but not limited to, the transactions contemplated in paragraphs 1 and 2 above), by which participation such holder would be deemed to have converted shares of Class B Common Stock to shares of Class A Common Stock only to the extent the holder is not restricted by the Bank Holding Company Act, as amended, or other applicable law from acquiring or holding additional shares of Class A Common Stock.

               5. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph
                                                                     ---------
          (e), such number of shares of Class A Common Stock as are then
          ---
          issuable upon the conversion of all outstanding shares of Class B Common Stock. The Corporation shall at all times reserve and keep available (or cause such shares to be reserved and kept available) out of its authorized but unissued shares of Class B Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class A Common Stock as provided in this paragraph (e), such
                                                          -------------
          number of shares of Class B Common Stock as are then issuable upon the conversion of all outstanding shares of Class A Common Stock.] The Corporation covenants that all shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental domestic securities exchanges upon which shares of Class A Common Stock or Class B Common Stock may be listed. The Corporation shall not take any action which would affect the number of shares of Class A Common Stock or Class B Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common Stock and Class B Common Stock, or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class B Common Stock or Class A Common Stock, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this subparagraph 5.
                                                          --------------

               6. If any shares of Class A Common Stock or Class B Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

               7. The issue of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock and certificates for shares of Class B Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holder of such shares of any issue tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issue of shares of Class A Common Stock or Class B Common Stock, as the case may be; provided that the Corporation shall
                                            --------
          not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class B Common Stock converted or the holder of the Class A Common Stock converted, as the case may be.

               8. Any holder of Class B Common Stock who receives certificates representing shares of Class A Common Stock that have been converted into shares of Class B Common Stock pursuant to paragraph 3 above, shall be entitled at any time and from time to time to surrender the certificate or certificates representing shares of Class A Common Stock at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to receive in exchange therefor a certificate or certificates representing the same number of shares of Class B Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class B Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

          (f)  Conversion Rights - Class C Common Stock.
               ----------------------------------------

               1. Upon the sale of shares of Common Stock pursuant to (a) an effective registration statement filed under Section 5 of the Securities Act, (b) pursuant to a sale under Rule 144, or (c) the prior written approval by the Board of Directors of the Corporation, each share of Class C Common Stock issued and outstanding shall, without any action on the part of the holder thereof, be converted into a share of Class A Common Stock. Upon the surrender of any certificate or certificates which prior to the registration under
          Section 5 of the Securities Act or sale under Rule 144 represented shares of Class C Common Stock (x) the Corporation shall issue one or more new certificates, in such denominations as may be requested, for the same aggregate number of shares of Class A Common Stock represented by the certificate or certificates so surrendered, and registered by the certificate or certificates so surrendered, and registered as the purchaser or holder of such shares may request, (y) the rights of the holder of such shares of Class C Common Stock shall cease and the person or persons in whose name or names the certificates for shares of Class A Common Stock are to be issued shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

               2. Immediately upon the transfer of any shares of Class A Common Stock to any Person who is a holder of Class C Common Stock, such shares of Class A Common Stock shall, without any action on the part of the holder thereof, be converted into the same number of shares of Class C Common Stock as the number of shares of Class A Common Stock so being transferred. Upon the surrender of any certificates, for registration of transfer, which prior to the transfer thereof represented shares of Class A Common Stock (a) the Corporation shall issue one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of shares of Class C Common Stock represented by the certificate or certificates so surrendered, and registered as the purchaser of such shares may request and (b) the rights of the holder of such shares of Class A Common Stock shall cease with respect to the number of shares so sold and the person or persons in whose name or names the certificates for shares of Class C Common Stock are to be issued upon such sale shall be deemed to have become the holder or holders of record of the shares of Class C Common Stock represented thereby.

               3. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class C Common Stock as provided in this paragraph
                                                                     ---------
          (f), such number of shares of Class A Common Stock as are then
          ---
          issuable upon the conversion of all outstanding shares of Class C Common Stock. The Corporation shall reserve and keep available (or cause such shares to be reserved and kept available) out of its authorized but unissued shares of Class C Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of the Class A Common Stock as provided in this paragraph (f), such
                                                          -------------
          number of shares of Class C Common Stock as are then issuable upon the conversion of all outstanding shares of

          Class A Common Stock. The Corporation covenants that all shares of Class A Common Stock and Class C Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock and Class C Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental domestic securities exchanges upon which shares of Class A Common Stock or Class C Common Stock may be listed. The Corporation shall not take any action which would affect the number of shares of Class A Common Stock or Class C Common Stock outstanding or issuable for any purposes unless immediately following such action the Corporation would have authorized but unissued shares of Class A Common Stock and Class C Common Stock, or treasury shares, not then reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of Class C Common Stock or Class A Common Stock, as the case may be, sufficient to meet the reservation requirements of the first two sentences of this subparagraph 3.
          --------------

               4. If any shares of Class A Common Stock or Class C Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

               5. The issue of certificates for shares of Class A Common Stock upon conversion of shares of Class C Common Stock and certificates for shares of Class C Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holder of such shares of any issue tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issue of shares of Class A Common Stock or Class C Common Stock, as the case may be; provided that the Corporation shall not be required to pay any
                  --------
          tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class C Common Stock converted or the holder of the Class A Common Stock converted, as the case may be.

               6. Any holder of Class C Common Stock who receives certificates representing shares of Class A Common Stock that have been converted into shares of Class C Common Stock pursuant to paragraph 2 above, shall be entitled at any time and from time to time to surrender the certificate or certificates representing shares of Class A Common Stock at the principal office of the Corporation, together with written notice by such holder stating that such holder desires to receive in exchange therefor a certificate or certificates representing the same number of shares of Class C Common Stock. Promptly after such surrender and receipt of such written notice, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the shares of Class C Common Stock issuable upon such conversion. In case less than all the shares represented by any such certificate are to be converted, a new certificate shall be issued to such holder representing the shares not to be converted, without cost to such holder.

          (g)  Certain Definitions.  As used in this ARTICLE FOURTH, the
               -------------------
     following terms shall have the following respective meanings:

               "Affiliate" means a Person that directly or indirectly through
                ---------
          one or more intermediaries, controls or is controlled by or is under common control with another Person and shall include any portfolio or investment fund of which such other Person is the sole investment advisor. The term "control" means possession, directly or indirectly,
                              -------
          of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Person" means any individual, firm, corporation, business
                ------
          enterprise, trust, association, joint venture, partnership, any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator or other entity, whether acting in an individual, fiduciary or other capacity.

     2.  Preferred Stock.  The Board of Directors is authorized, subject to
         ---------------
limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

     (c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

     (d) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

     (e) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

     (f) The amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

     (g) The amounts, if any, payable under the shares thereof in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

     (h) Sinking fund provisions, if any, for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

     (i) Any other relative rights, preferences, limitations and powers of that series.

          3.   Series A Preferred Stock.  Pursuant to the authority vested in
               ------------------------
the Board of Directors of the Corporation by Article IV of this Certificate, the Board of Directors on June 10, 1996, created out of the authorized but unissued shares of the capital stock of the Corporation, the Series A Cumulative Exchangeable Preferred Stock (the "Series A Preferred Stock"), consisting of 1,700 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Certificate) as follows:

     Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 3 shall have, for all purposes hereof, the meanings herein specified.

     "Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of August 14, 1995, among Jackson Acquisition Corporation, Jackson Holding Company, the Stockholders identified therein, the Optionholders identified therein and Mills & Partners, Inc., including the Exhibits and Schedules thereto.

     "Affiliate" of any specified Person shall mean any other Person (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (b) that beneficially owns or holds 10% or more of the Voting Stock of such specified Person or (c) 10% or more of the Voting Stock (or in the case of a Person that is not a corporation, 10% or more of the Equity Interest) of which is beneficially owned or held by such specified Person or one of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing to the contrary, (i) the Principals and their respective Affiliates shall be deemed to be Affiliates of the Company and (ii) none of Jefferies & Company, Inc., the original purchasers of Preferred Stock nor any of their respective Affiliates shall be deemed to be Affiliates of the Company; provided, that solely for purposes of the definition of Affiliate
         --------
Transaction and subparagraph (5)(b)(v) hereof, this clause (ii) shall not apply to MCIT PLC.

     "Affiliate Transaction" shall mean, with respect to any person, any single transaction or series of related transactions, pursuant to which such person sells, leases, transfers or otherwise disposes of any of its properties or assets to, or purchases or leases any property or assets from, or enters into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such person or of the Corporation or any of its Subsidiaries.

     "Capital Stock" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership of a business entity.

     "Change of Control" shall mean (a) the sale, assignment, transfer, conveyance or other disposition of all or substantially all the assets of the Corporation to any person or group (as such term is used in Section 13(d)(3) or (5) of the Exchange Act) other than (i) the Principals and (ii) any group that includes any of the original purchasers of Preferred Stock, (b) a Liquidation or the adoption of a plan of Liquidation by the Corporation, (c) any transaction or event the result of which is that any person or group (as such term is used in Section 13(d)(3) or (5) of the Exchange Act), other than any group that includes any of the original purchasers of Preferred Stock, beneficially owns, directly or indirectly, more of the Voting Stock than is owned beneficially, directly or indirectly, by the Principals, or (d) the occurrence of any event specified in
Section 8.1(T) of the Credit Agreement as in effect on the Issue Date.

     "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation and any other stock of the Corporation, howsoever designated that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Consolidated Net Worth" shall mean, with respect to any person, the total stockholders' equity (exclusive of any Disqualified Stock) of such person and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of August 16, 1995, among Jackson Products, Inc., Jackson Holding Company, the Lenders identified therein and Heller Financial, Inc., as Agent.

     "Determination Date" shall mean with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

     "Disqualified Stock" shall mean (a) in the case of the Corporation, any Equity Interest that, (i) either by its terms or the terms of any security into which it is convertible or for which it is exchangeable or otherwise is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (in whole or in part) prior to August 15, 2005 or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such date or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other person for debt securities or Disqualified Stock and (b) in the case of any other person, any Equity Interest other than Capital Stock issued to the Corporation or a Wholly Owned Subsidiary of the Corporation.

     "Equity Interests" shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Exchange Date" shall have the meaning set forth in subparagraph (6)(c) below.

     "Exchange Notes" shall mean the subordinated notes of the Corporation, due August 15, 2005, bearing interest at the rate of 13.25% per annum, payable in cash semi-annually, substantially in the form of Exhibit 2 of the Purchase Agreement, which may be issued at the Corporation's option in exchange for Preferred Stock in accordance with the terms hereof.

     "Final Exchange Date" shall have the meaning set forth in subparagraph
(6)(d) below.

     "Final Redemption Date" shall have the meaning set forth in subparagraph
(4)(f) below.

     "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

     "Junior Stock" shall mean the Common Stock and any class or series of capital stock of the Corporation not entitled to receive any assets upon any Liquidation until the Preferred Stock shall have received the entire amount to which such stock is entitled upon such Liquidation.

     "Liquidation" shall mean the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     "Liquidation Preference" per share of Preferred Stock shall mean, on any date, $10,000.00 plus any accretion thereon pursuant to subparagraph (1)(a) below less the amount of any distributions thereon pursuant to subparagraph
(1)(b) below, in each case from the Issue Date through such date.

     "Note Agreement" shall mean the several Note Agreements, dated as of the Issue Date, between the Corporation and the Purchasers named therein, relating to $34 million aggregate principal amount of the Corporation's 12 1/4% Senior Subordinated Notes due 2004, as in effect on the Issue Date.

     "Parity Stock" shall mean any class or series of capital stock of the Corporation on a parity with the Preferred Stock in respect of the right to receive dividends and/or assets upon any Liquidation.

     "Permitted Affiliate Transaction" shall mean (a) any Affiliate Transaction of aggregate value less than $2 million that is conducted in good faith on terms that are no less favorable to the Corporation or the relevant Subsidiary of the Corporation than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated person, (b) any Affiliate Transaction for which the Corporation delivers to the holders of the Preferred Stock an opinion as to the fairness to the Corporation or such Subsidiary from a financial point of view issued by an investment banking firm of national standing, (c) any employment agreement entered into by the Corporation or any of its Subsidiaries in the ordinary course of business with the approval of the Board of Directors of the Corporation, including the employment agreements entered into by the Corporation on the Issue Date, (d) transactions between or among the Corporation and/or its wholly owned Subsidiaries, (e) transactions pursuant to, and in accordance with, the terms of the Acquisition Agreement as in effect on the Issue Date, including the payment of "performance" bonus and "sale of the company" bonuses to management investors pursuant to such Acquisition Agreement, (f) Restricted Payments permitted by
Section 5.11 of the Note Agreement and Restricted Investments permitted by
Section 5.12 of the Note Agreement, (g) payments pursuant to the Management Consulting Agreement, dated as of the Issue Date, by and among TJC Management and the Company, as in effect on the Issue Date, (h) reasonable directors' fees not to exceed $100,000 in the aggregate per year, reimbursements for reasonable and customary out-of-pocket expenses incurred in the performance of a director's duties, and options to purchase up to 1724.14 shares of Common Stock issued pursuant to the Corporation's 1995 Stock Option Plan as in effect on the Issue Date to Persons other than the Principals and their Affiliates, (i) payments to directors and officers of the Corporation or any of its Subsidiaries pursuant to customary rights of indemnification provided in the charter documents of, or indemnification agreements with, the Company or any of its Subsidiaries, provided that such indemnification is otherwise consistent with applicable law, (j) transactions made from time to time pursuant to, and in accordance with, the terms of the Note Agreement, the Notes issued thereunder, the Purchase Agreement, the Preferred Stock, this Certificate, the Exchange Notes, the Stockholders Agreement, dated as of the Issue Date, by and among the Company and its stockholders, as in effect on the Issue Date, or the Common Stock Purchase Warrants of the Corporation issued as contemplated by the Purchase Agreement, (k) arm's-length purchases or sales of goods made in the ordinary course of business, (l) management share and option repurchases pursuant to Section 8 of the Management Subscription Agreement as in effect at the Issue Date, and (m) loans of up to $500,000 by the Company to management investors pursuant to the Management Subscription Agreement as in effect at the Issue Date.

     "Principals" shall mean The Jordan Company and Jordan/Zalaznick Capital Corporation and their respective Affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, Leucadia Investors, Inc. and its respective subsidiaries. Notwithstanding the foregoing, MCIT PLC shall be deemed not to be a Principal or an Affiliate of a Principal.

     "Purchase Agreement" shall mean the several Securities Purchase Agreements, dated as of the Issue Date, between the Corporation and the Purchasers named therein, relating to the purchase and sale of the Preferred Stock and certain other securities of the Corporation, as in effect on the Issue Date.

     "Redemption Date" shall have the meaning set forth in subparagraph (4)(e) below.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Stock" shall mean any class or series of capital stock of the Corporation issued ranking senior to the Preferred

Stock in respect of the right to receive dividends and/or assets upon any Liquidation.

     "Subsidiary" shall mean, with respect to any person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof and (b) any partnership in which such person or any of its Subsidiaries is a general partner.

     "Voting Stock" shall mean (i) one or more classes of the Capital Stock of the Corporation having general voting power to elect at least a majority of the board of directors, managers or trustees of the Corporation (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of the Corporation convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of the Corporation described in clause (i) above.

     "Wholly Owned Subsidiary" shall mean, with respect to any person, a Subsidiary all the Capital Stock of which (other than director's qualifying shares) is owned by such person or another Wholly Owned Subsidiary of such person.

     (1) Liquidation Preference. (a) Commencing on the Issue Date, the Liquidation Preference of each share of Preferred Stock shall accrete and accrue daily, at the rate of 13.25%. Such accretion shall be computed on the basis of a 360-day year of twelve 30-day months, and shall be compounded semiannually on February 15 and August 15 of each year, commencing February 15, 1996.

     (b) At any time that the Liquidation Preference of each share of Preferred Stock exceeds $10,000.00, the Board of Directors of the Corporation may fix a record date for, and declare and the Corporation may pay in cash, a dividend on the shares of Preferred Stock in an amount equal to such excess or any portion thereof. Immediately following the payment of such dividend, the Liquidation Preference per share shall be reduced by the amount thereof; provided, that in no event shall the Corporation declare and pay a dividend on the Preferred Stock that would result in the Liquidation Preference per share being reduced below $10,000.00.

     (2)  Priority.

          (a) Dividends. So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid), or (ii) make any distribution on any Junior Stock.

          (b) Redemption.   The Corporation shall not, and shall not permit any
of its Subsidiaries to, directly or indirectly, redeem, purchase or otherwise acquire for value any Junior Stock or Parity Stock (or pay, set aside or make available any money for the purchase or redemption thereof) unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Preferred Stock at the applicable redemption price set forth in paragraph 5 hereof; provided, that notwithstanding the foregoing, (i) the Corporation may at any time issue the Exchange Notes in exchange for the Preferred Stock, (ii) the Corporation may issue non-negotiable junior subordinated promissory notes to repurchase shares of Common Stock and options pursuant to Section 8 of the Corporation's Management Subscription Agreement as in effect at the Issue Date, and (iii) so long as no default has occurred and is continuing hereunder, the Corporation may repurchase shares of Capital Stock held by bona fide full-time employees of the Company or any of its Subsidiaries for cash in connection with the death, disability or termination of such employees; provided, that the sum of (x) the aggregate principal amount of promissory notes issued pursuant to clause (ii) above plus the aggregate amount of all such repurchases pursuant to clause (iii) above shall not exceed $2,500,000 in the aggregate.

     (3) Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any Liquidation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Preferred Stock shall be entitled to be paid, in cash, out of the assets of the Corporation available for distribution to its stockholders, the Liquidation Preference of all outstanding shares of Preferred Stock as of the date of such Liquidation (or, in the case of a voluntary Liquidation, the then applicable redemption price per share for the Preferred Stock pursuant to subparagraph (4)(a) or (b)). If, upon any such Liquidation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the

Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     Written notice of any Liquidation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     (4)  Redemption by the Corporation.

          (a) Except as set forth in paragraphs (4)(b) and (4)(c) below, the Preferred Stock shall not be redeemed in whole or in part prior to August 15, 2000. On and after August 15, 2000, the Preferred Stock may be redeemed by the Corporation, in cash, at any time in whole or, from time to time, in part (but if in part, then in an amount not less than $1,000,000 and integral multiples of $100,000 if such partial redemption exceeds $1,000,000), at the option of the Corporation at the following redemption prices (expressed as percentages of the Liquidation Preference on the date of redemption) if redeemed during the 12-month period beginning on August 15 of the years set forth below:

               Year                            Percentage
               ====                            ==========

               2000                               106%
               2001                               103%
               2002 and thereafter                100%

If less than all of the outstanding shares of Preferred Stock are to be redeemed pursuant to this paragraph (4)(a) or paragraph (4)(b) below, such shares shall be redeemed pro rata. Upon redemption of only a portion of the number of shares of Preferred Stock covered by a certificate, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock not redeemed.

          (b) Prior to August 15, 2000, the Corporation may redeem up to 680 shares of Preferred Stock with the net proceeds of a bona fide underwritten public offering of Common Stock, at a redemption price equal to 112% of the Liquidation Preference on the date of redemption; provided, that (i) such public offering results in gross proceeds to the Corporation of not less than $20,000,000 and (ii) such redemption will occur on, or within 30 days of, the date of the closing of such public offering.

          (c) In the event that any Change of Control shall occur or the Corporation shall have knowledge of any proposed Change of Control, the Corporation shall give written notice (the "Corporation Notice") to the holders of record of the Preferred Stock. The Corporation Notice shall be delivered promptly upon receipt of such knowledge by the Corporation and in any event no more than sixty (60) days nor less than thirty (30) days prior to the occurrence of any Change of Control. The Corporation Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii)) make reference to this Section (4)(c) and the right of the holders of shares of Preferred Stock to require payment on the terms and conditions provided for in this Section (4)(c), and (iii) offer in writing to redeem the outstanding shares of Preferred Stock at a redemption price equal to 101% of the Liquidation Preference thereof on the date of redemption. Each holder of shares of Preferred Stock shall have the right to accept such offer and require prepayment of the shares of Preferred Stock held by such holder by giving written notice to the Corporation not later than 25 days following receipt of the Corporation Notice. The Corporation shall redeem in accordance with this Section (4)(c) all shares of Preferred Stock held by holders who have accepted such offer, which redemption shall occur on the date upon which the Change of Control giving rise to such request occurs, and no redemption requested pursuant to this Section
(4)(c) shall be effected unless the Change of Control giving rise to such request shall occur.

          (d) The Corporation shall redeem all then outstanding shares of Preferred Stock on August 15, 2005, at a redemption price equal to the Liquidation Preference on the date of redemption.

          (e) Notice of every proposed redemption of Preferred Stock shall be sent by or on behalf of the Corporation to the holders of record of the shares of Preferred Stock so to be redeemed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date") (i) notifying such holders of the election or obligation of the Corporation to redeem such shares of Preferred Stock and of the Redemption Date,
(ii) stating the place or places at which the shares of Preferred Stock called for redemption shall, upon presentation and surrender of the certificates evidencing such shares of Preferred Stock, be redeemed, and the redemption price therefor, (iii) stating the name and address of the Redemption Agent selected by the Corporation in accordance with this paragraph (4)(e), and the name and address of the Corporation's transfer agent for the Preferred Stock and (iv) stating that unless the Corporation defaults in making the redemption payment, the Liquidation Preference shall cease to accrete and accrue on the Redemption Date. If less than all the shares of the

Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

          (f) If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded to such shares of Preferred Stock until and including the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares of Preferred Stock called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder.

     (5)  Voting Rights.

          (a) The holders of the issued and outstanding shares of Preferred Stock shall have no voting rights except as set forth in this paragraph (5) or as otherwise required by law.

          (b) In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than 66% of the then outstanding shares of Preferred Stock (assuming for such purpose that Shares held by the Company or Affiliates of the Company are not outstanding) voting separately as a class, will not:

              (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws in either case if such action would alter adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any holder of shares of Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby;

              (ii) authorize or issue shares of any class or series of Senior Stock or Parity Stock;

              (iii) reclassify any class or series of any Junior Stock into Parity Stock or Senior Stock or reclassify any series of Parity Stock into Senior Stock;

              (iv) consolidate with or merge with or into another corporation, (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Corporation's assets, whether in a single transaction or a series of transactions unless:

              (A) the Corporation, or the person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Corporation") is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

              (B) the Surviving Corporation shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction; and

              (C) the Surviving Corporation shall, concurrently with the consummation of such transaction, (x) expressly assume the Corporation's obligations hereunder in writing and (y) furnish to the holders of the Preferred Stock an opinion of counsel satisfactory to such holders to such effect; or

              (v) enter into, or permit any of its Subsidiaries to enter into, any Affiliate Transaction other than a Permitted Affiliate Transaction.

     For purposes of clause (iv) above, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Corporation, which properties and assets, if held by the Corporation instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Corporation, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (6)  Exchange Rights.

          (a) Subject to and upon compliance with the provisions of this paragraph (6), the Corporation shall have the right, at its option, at any time, to exchange all, but not less than all, shares of then outstanding Preferred Stock for Exchange Notes. Each holder of outstanding shares of Preferred Stock shall be issued Exchange Notes in exchange therefor in an aggregate principal amount equal to the Liquidation Preference of the Preferred Stock so exchanged on the date of such exchange;

provided, however, that Exchange Notes shall be issued only in denominations of $100 and integral multiples thereof and the Corporation shall pay to each such holder a cash amount in lieu of any fraction of an Exchange Note to which such holder would otherwise be entitled. The Corporation shall pay interest on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

          (b) Prior to giving notice the of exchange contemplated in paragraph
(6)(c), the Corporation shall obtain and deliver to each holder of Preferred Stock an opinion of counsel, reasonably satisfactory in form and substance to counsel to the holders of Preferred Stock, to the effect that, (i) upon the issuance thereof, the Exchange Notes will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation, in accordance with their respective terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity, (ii) no authorization, approval, consent, license or order of, or filing, registration or qualification with, any government authority or any other person is required in connection with, or as a condition to, the execution, delivery or performance of the Exchange Notes, and (iii) neither the execution, issuance, delivery nor performance of the Exchange Notes, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, or result in the imposition of a lien on any properties of the Corporation or any of its Subsidiaries or an acceleration of indebtedness pursuant to, (A) the charter documents of the Corporation or any of its Subsidiaries or (B) any material contract to which the Corporation or any of its Subsidiaries is a party or to which any of their respective assets or properties is subject, or (C) any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, except in each where such contravention could not reasonably be expected to have a material adverse effect on the Corporation's ability to repay the Exchange Notes or perform its obligations thereunder.

          (c) Notice of every proposed exchange of Preferred Stock shall be sent by or on behalf of the Corporation, to the holders of record of the shares of Preferred Stock so to be exchanged, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for exchange (the "Exchange Date") (i) notifying such holders of the election of the Corporation to exchange such shares of Preferred Stock and of the Exchange Date, and (ii) stating the place or places at which the shares of Preferred Stock called for exchange shall, upon presentation and surrender of the certificates evidencing such shares of Preferred Stock, be exchanged, and the face value of the Exchange Notes exchanged therefor.

          (d) Upon surrender in accordance with said notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Corporation into Exchange Notes as aforesaid and such Exchange Notes (together with cash in lieu of any fractional Exchange Note) shall be delivered to the surrendering stockholders within 20 days of receipt of such certificates by the Corporation. If the Corporation shall default in making delivery as aforesaid on the Exchange Date, then each holder of the shares called for exchange shall be entitled to all preferences and relative and other rights accorded to such shares of Preferred Stock until and including the date (the "Final Exchange Date") when the Corporation makes delivery as aforesaid to the holders of the Preferred Stock. From and after the Exchange Date or, if the Corporation shall default in making delivery as aforesaid, the Final Exchange Date, the shares of Preferred Stock called for exchange, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive the principal amount of Exchange Notes issuable (together with cash in lieu of any fractional Exchange Note) in exchange therefor.

     (7)  Certain Other Matters.

          (a) Payment of Taxes. The Corporation shall pay all documentary, stamp, transfer and other taxes (other than taxes on income of the holders of shares of Preferred Stock) and other governmental charges attributable to the issuance or delivery of shares of Preferred Stock or of Exchange Notes upon exchange of shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares or Exchange Notes are being issued.

          (b) Valid Issuance; Approvals. The Corporation shall (i) take all necessary action so that all Exchange Notes that are issued upon exchange of the shares of the Preferred Stock will, upon issuance, be duly authorized and validly issued and (ii) take no action which will cause a contrary result. If any Exchange Notes require registration with or approval of any governmental authority under any Federal or state law before such Exchange Notes may be validly issued or delivered upon exchange, then the Corporation shall secure such registration or approval, as the case may be.

          (c) Reports. The Corporation will mail to each such holder within 90 days after the close of each fiscal year and within 45 days after the close of each of the first three quarters of each fiscal year, respectively, audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. The Corporation shall take such action as any holder of Preferred Stock may request to the extent required to enable such holder to sell shares of Preferred Stock without registration under the Securities Act pursuant to the exemptions provided by Rule 144A (including, without limitation, providing to the holder of such Preferred Stock or any person to whom such Preferred Stock is proposed to be transferred, the information required to be delivered pursuant to Section
(d)(4)(1) of Rule 144A).

          (d) Notices. All notices and other correspondence to holders of shares of Preferred Stock hereunder shall be sent by first class mail, postage prepaid, return receipt requested, to such holders at their respective addresses as they shall appear on the records of the Corporation.

     (8) Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

     (9) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     (10) Severability. If any right, preference or limitation of the Preferred Stock set forth herein (as so amended) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     (11) Status of Reacquired Shares. Shares of Preferred Stock that have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the

State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     FIFTH:  At all meetings of stockholders, each stockholder shall be entitled
     -----
to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-laws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SIXTH:
     -----

     1.  Number of Directors.  The number of directors of the Corporation shall
         -------------------
be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than one (1) nor more than five (5). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

     2.  Term of Office; Quorum; Vacancies.  A director shall hold office until
         ---------------------------------
the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office even though less than a quorum and shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

     3.  Removal.  Subject to the By-laws and the Stockholders Agreement, dated
         -------
as of August 16, 1995, by and among the Corporation and the Corporation's Stockholders (the "Stockholders Agreement"), any director may be removed upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

     SEVENTH:  For the management of the business and for the conduct of the
     -------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have the power, subject to the terms and conditions of the Stockholders Agreement and the By-laws of Corporation, to make, adopt, alter, amend, change, add to or repeal the By-laws of the Corporation.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     EIGHTH:
     ------

     1.  Stockholder Meetings; Keeping of Books and Records.  Meetings of
         --------------------------------------------------
stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     2.  Special Stockholders Meetings.  Special meetings of the shareholders,
         -----------------------------
for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the Chairman of the Board, if one is elected, and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the Class A Common Stock of the Company issued and outstanding and entitled to vote.

     3.  No Written Ballot.  Elections of directors need not be by written
         -----------------
ballot unless the By-laws of the Corporation shall so provide.

     NINTH:
     -----

     1.  Limits on Director Liability.  Directors of the Corporation shall have
         ----------------------------
no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing
                                                      --------
contained in this Article NINTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article NINTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     2.  Indemnification.
         ---------------

     (a) The Corporation shall indemnify, in accordance with the By-laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or
--------  -------
director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

     (b) If a claim under subdivision (a) of this paragraph 2 of this Article SIXTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this paragraph 2 of this Article NINTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article NINTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     3.  Insurance.  The Corporation shall have the power (but not the
         ---------
obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the ARTICLE NINTH or the GCL.

     4.  Other Rights.  The rights and authority conferred in this ARTICLE NINTH
         ------------
shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise.

     5.  Additional Indemnification.  The Corporation may, by action of its
         --------------------------
Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

     6.  Effect of Amendments.  Neither the amendment, change, alteration nor
         --------------------
repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protection afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     TENTH:  Subject to the Corporation's Stockholders Agreement, the
     -----
Corporation reserves the right to repeal, alter, change or amend any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders.

     ELEVENTH:  The Corporation has elected to not be governed by Section 203 of
     --------
the GCL.  This election shall take effect on August 16, 1995.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Robert H. Elkin, its President, and attested by Christopher T. Paule, its Secretary, as of July 1, 1996.

                              JACKSON PRODUCTS, INC.

[Corporate Seal]              By:  /s/ Robert H. Elkin
                                   -----------------------
                                   Robert H. Elkin
                                   President



ATTEST:


By:  /s/ Christopher T. Paule
   ------------------------------
   Christopher T. Paule
   Secretary

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )



     BE IT REMEMBERED that on this 1st day of July, 1996, personally came before me, a Notary Public in and for the County and State aforesaid, Robert H. Elkin, President of Jackson Products, Inc., a corporation of the State of Delaware, and he duly executed the above Amended and Restated Certificate of Incorporation of said corporation before me and acknowledged the same to be authorized by resolution of the Board of Directors of Jackson Products, Inc. and to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Amended and Restated Certificate of Incorporation and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                        /s/ Christopher P. Moon
                      -----------------------------
                             Notary Public



                      My commission expires:

                              Sept. 5, 1997
                      -----------------------------

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "JACKSON PRODUCTS, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF APRIL, A.D. 1998, AT 12 O'CLOCK P.M.


                               (CORPORATE SEAL)


                                (SEAL)       /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


2326979   8100                               AUTHENTICATION:     9042449

981154933                                              DATE:     04-23-98

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                          CERTIFICATE OF DESIGNATION

                                      OF

                            JACKSON PRODUCTS, INC.

                        Pursuant to Section 242 of the
                        General Corporation Law of the
                               State of Delaware
                        ------------------------------


     JACKSON PRODUCTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:


     1. Resolutions of the Board of Directors of the Corporation, were duly adopted proposing the following amendment to the Certificate of Incorporation of the Corporation. The proposed amendment is as follows:

     RESOLVED, that the Board of Directors hereby declares it advisable to amend
     Section 5 of the Certificate of Designation of the Certificate of Incorporation of the Corporation by deleting Sections 5(a) and 5(b) in their entirety and inserting in their place the following:

          "(a) Except as set forth in paragraphs 5(b) and 5(c) below, the Preferred Stock shall not be redeemed in whole or in part prior to April 1, 1998. On and after April 1, 1998, the Preferred Stock may be redeemed by the Corporation, in cash, at any time in whole or, from time to time, in part, at the option of the Corporation for a redemption price equal to $10,000.00 per share, plus accrued dividends, if any, on the date of redemption.

          If less than all of the outstanding shares of Preferred Stock are to be redeemed pursuant to this paragraph 5(a), such shares shall be redeemed pro rata. Upon redemption of only a portion of the number of shares of Preferred Stock covered by a certificate, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock not redeemed.

          (b)  [Reserved]"

     2. Pursuant to a written consent signed by the stockholders of the Corporation, resolutions were duly adopted setting forth the aforementioned amendment to the Certificate of Incorporation of the Corporation.

     3. Such amendment was duly adopted in accordance with Sections 141(f), 228(a), 228(d) and 242 of the General Corporation Law of the State of Delaware.

     4. Except as specifically set forth herein, the remaining articles of the Corporation's Certificate of Incorporation shall not be amended, modified or otherwise altered.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 22nd day of April, 1998.


                              JACKSON PRODUCTS, INC.


                              By:    /s/ Christopher T. Paule
                                  ---------------------------------
                                  Christopher T. Paule
                                  Vice President

                                      -3-